EXHIBIT 2.06

                         AGREEMENT AND PLAN OF MERGER

                                By and Between

                      AMERICAN RADIO SYSTEMS CORPORATION

                                      and

                            EZ COMMUNICATIONS, INC.

                                  Dated as of

                                August 5, 1996

                               TABLE OF CONTENTS

                                   ARTICLE 1

                                 DEFINED TERMS...............................1

                                   ARTICLE 2

                                  THE MERGER.................................2
                  2.1   The Merger...........................................2
                        ----------
                  2.2   Closing..............................................2
                        -------
                  2.3   Effective Time.......................................2
                        --------------
                  2.4   Effect of the Merger.................................2
                        --------------------
                  2.5   Certificate of Incorporation.........................2
                        ----------------------------
                  2.6   Bylaws...............................................3
                        ------
                  2.7   Directors and Officers...............................3
                        ----------------------

                                   ARTICLE 3

                CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES...............3
                  3.1   Conversion of Capital Stock..........................3
                        ---------------------------
                  3.2   Exchange of Certificates.  ..........................5
                        ------------------------
                  3.3   Closing of EZ's Transfer Books.......................7
                        ------------------------------
                  3.4   Dissenting Shares....................................7
                        -----------------

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF EZ....................8

                  4.1   Organization and Business; Power and Authority; Effect
                        ------------------------------------------------------
                        of Transaction.......................................8
                        --------------
                  4.2   Financial and Other Information.....................10
                        -------------------------------
                  4.3   Changes in Condition................................10
                        --------------------
                  4.5   Title to Properties; Leases.........................11
                        ---------------------------
                  4.6   Compliance with Private Authorizations..............11
                        --------------------------------------
                  4.7   Compliance with Governmental Authorizations and
                        -----------------------------------------------
                          Applicable Law....................................12
                         ---------------
                  4.8   Related Transactions................................13
                        --------------------
                  4.9   Tax Matters.........................................14
                        -----------
                  4.10  Employee Retirement Income Security Act of 1974.  ..15
                        -----------------------------------------------
                  4.11  Inapplicability of Specified Statutes...............17
                        -------------------------------------
                  4.12  Authorized Capital Stock............................17
                        ------------------------
                  4.13  Employment Arrangements.............................17
                        -----------------------
                  4.14  Material Agreements.................................18
                        -------------------
                  4.15 Ordinary Course of Business..........................18
                       ---------------------------



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                  4.16  Broker or Finder....................................19
                        ----------------
                  4.17  Environmental Matters...............................19
                        ---------------------

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF AMERICAN................20

                  5.1   Organization and Business; Power and Authority;
                        ----------------------------------------------
                          Effect of Transaction..............................20
                          ---------------------
                  5.2   Financial and Other Information.  ..................22
                        --------------------------------
                  5.3   Changes in Condition................................23
                        --------------------
                  5.4   Materiality.........................................23
                        -----------
                  5.5   Title to Properties; Leases.........................23
                        ---------------------------
                  5.6   Compliance with Private Authorizations..............23
                        --------------------------------------
                  5.7   Compliance with Governmental Authorizations and
                        -----------------------------------------------
                          Applicable Law....................................24
                          --------------
                  5.8   Related Transactions................................25
                        --------------------
                  5.10  Employee Retirement Income Security Act of 1974.....27
                        -----------------------------------------------
                  5.11  Inapplicability of Specified Statutes...............29
                        -------------------------------------
                  5.12  Authorized Capital Stock............................29
                        ------------------------
                  5.13  Employment Arrangements.............................29
                        -----------------------
                  5.14  Material Agreements.................................30
                        -------------------
                  5.15  Ordinary Course of Business.........................30
                        ---------------------------
                  5.16  Broker or Finder....................................30
                        ----------------
                  5.17  Environmental Matters...............................30
                        ---------------------
                  5.18  American Financing..................................31
                        ------------------

                                   ARTICLE 6

                                   COVENANTS................................31
                  6.1   Access to Information; Confidentiality..............31
                        --------------------------------------
                  6.2   Agreement to Cooperate..............................32
                        ----------------------
                  6.3   Public Announcements................................33
                        --------------------
                  6.4   Notification of Certain Matters.....................34
                        -------------------------------
                  6.5   Stockholder Approval................................34
                        --------------------
                  6.6   Registration Statement and Proxy Statement..........35
                        ------------------------------------------
                  6.7   Affiliates of EZ....................................36
                        ----------------
                  6.8   Nasdaq Listing......................................36
                        --------------
                  6.9   Other Offers; No Solicitation.......................36
                        -----------------------------
                  6.10  Option Plans........................................38
                        ------------
                  6.11  Conduct of Business by American Pending the Merger..38
                        --------------------------------------------------
                  6.12  Conduct of Business by EZ Pending the Merger........39
                        --------------------------------------------
                  6.13  Control of EZ's Operations..........................41
                        --------------------------
                  6.14  Control of American's Operations....................41
                        --------------------------------
                  6.15  Directors', Officers' and Employees' Indemnification
                        ----------------------------------------------------
                           and Insurance....................................41
                           -------------
                  6.16  Employment Agreements...............................42
                        ---------------------

                                  -ii-


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                  6.17  Irrevocable Proxies.................................42
                        -------------------
                  6.18  Tax-Free Treatment of Merger........................42
                        ----------------------------

                                   ARTICLE 7

                              CLOSING CONDITIONS............................42
                  7.1   Conditions to Obligations of Each Party to Effect
                       --------------------------------------------------
                          the Merger........................................42
                          ----------
                  7.2   Conditions to Obligations of American...............43
                        -------------------------------------
                  7.3   Conditions to Obligations of EZ.....................46
                        -------------------------------

                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER....................48
                  8.1   Termination.........................................48
                        -----------
                  8.2   Effect of Termination...............................49
                        ---------------------

                                  ARTICLE 9

                              GENERAL PROVISIONS............................50
                  9.1   Amendment...........................................50
                        ---------
                  9.2   Waiver..............................................50
                        ------
                  9.3   Fees, Expenses and Other Payments...................50
                        ---------------------------------
                  9.4   Notices.............................................51
                        -------
                  9.5   Specific Performance; Other Rights and Remedies.....52
                        -----------------------------------------------
                  9.6   Non-Survival of Representations and Warranties......52
                        ----------------------------------------------
                  9.7   Severability........................................52
                        ------------
                  9.8   Counterparts........................................53
                        ------------
                  9.9   Section Headings....................................53
                        ----------------
                  9.10  Governing Law.......................................53
                        -------------
                  9.11  Further Acts........................................53
                        ------------
                  9.12  Entire Agreement....................................53
                        ----------------
                  9.13  Assignment..........................................53
                        ----------
                  9.14  Parties in Interest.................................54
                        -------------------
                  9.15  Mutual Drafting.....................................54
                        ---------------


APPENDIX A:             Definitions

EXHIBITS:

      EXHIBIT A:  EZ Voting Agreement (Section 6.17)
      EXHIBIT B:        American Voting Agreement (Section 6.17)

                         AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger, dated as of August 5, 1996, by and between American Radio Systems Corporation, a Delaware corporation ("American"), and EZ Communications, Inc., a Virginia corporation ("EZ").

                             W I T N E S S E T H:

      WHEREAS, the Boards of Directors of EZ and American have determined that the merger (the "Merger") of EZ into American on the terms and conditions set forth in this Agreement and Plan of Merger (this "Agreement") is consistent with and in furtherance of the long-term business strategy of each, is desirable, generally to the welfare and advantage of each, and is fair to, and in the best interests of, American, EZ and the stockholders of each; and

      WHEREAS, this Agreement provides that EZ shall be merged into American, and American shall be the surviving corporation; and

      WHEREAS, American and EZ intend the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Code; and

      WHEREAS, the Boards of Directors of EZ and American have approved and adopted this Agreement and have directed that this Agreement be submitted to the stockholders of EZ and American, respectively, for their approval;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto hereby, intending to be legally bound, represent, warrant, covenant and agree as follows:

                                   ARTICLE 1

                                 DEFINED TERMS

      As used herein, unless the context otherwise requires, the terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in either Disclosure Schedule and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

                                   ARTICLE 2

                                  THE MERGER

      2.1 The Merger. Upon the terms and subject to the conditions set forth
          ----------
in this Agreement, and in accordance with the Delaware General Corporation
Law (the "DCL") and the Virginia Stock Corporation Act (the "VCA"), at the Effective Time, EZ shall be merged with and into American. As a result of the Merger, the separate existence of EZ shall cease and American shall continue as the surviving corporation of the Merger (sometimes referred to, as such, as the "Surviving Corporation").

      2.2 Closing. Unless this Agreement shall have been terminated pursuant to
          -------
Section 8.1 and the Merger shall have been abandoned, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article 7, the closing of the Merger (the "Closing") will take place, on the Closing Date, at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, on the later of (a) January 8, 1997 and (b) the date that is the tenth (10th) day after the date on which the last of the conditions set forth in Article 7 is fulfilled or waived, unless another date, time or place is agreed to in writing by the parties or provided for herein. The date on which the Closing occurs is herein referred to as the "Closing Date."

      2.3 Effective Time. Subject to the provisions of this Agreement, as
          --------------
promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article 7, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger and any related filings required under the DCL with the Secretary of State of the State of Delaware and Articles of Merger and any related filings required under the VCA with the State Corporation Commission of the Commonwealth of Virginia. The Merger shall become effective at such time (but not prior to the Closing
Date) as such documents are duly filed with the Secretary of State of the State of Delaware and the State Corporation Commission of the Commonwealth of Virginia shall have issued a Certificate of Merger, or at such later time as is specified in such documents (the "Effective Time").

      2.4   Effect of the Merger.  From and after the Effective Time, the
            --------------------
Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of American and EZ, and the Merger shall otherwise have the effects provided for under the DCL and the VCA.

      2.5 Certificate of Incorporation. The Restated Certificate of
          ----------------------------
Incorporation of American in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation unless amended in accordance with Applicable Law, except that the first paragraph of Article Fourth of such Restated Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

            "The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is 131,000,000 shares of which 10,000,000 shall be shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), and 121,000,000 shall be shares of Common Stock, $.01 par value per share (the "Common Stock"), of which 100,000,000 shall be shares of Class A Common Stock, $.01 par value per share, 15,000,000 shall be shares of Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), and 6,000,000 shall be shares of Class C Common Stock, $.01 par value per share (the "Class C Common Stock")."

The name of the Surviving Corporation shall be "American Radio Systems Corporation."

      2.6 Bylaws. The bylaws of American in effect at the Effective Time shall
          ------
be the bylaws of the Surviving Corporation unless amended in accordance with Applicable Law.

      2.7 Directors and Officers. From and after the Effective Time, until
          ----------------------
successors are duly elected or appointed and qualified (or upon their earlier resignation or removal) in accordance with Applicable Law (a) the directors of American at the Effective Time shall be the directors of the Surviving Corporation, together with such persons, if any, as shall have been nominated pursuant to the provisions of the Stockholder Agreement, and (b) the officers of American at the Effective Time shall be the officers of the Surviving Corporation, together with the persons referred to in Section 7.3(k) of the EZ Disclosure Schedule, who shall be elected to the respective positions set forth therein.

                                   ARTICLE 3

                CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

      3.1   Conversion of Capital Stock.  At the Effective Time, by virtue of
            ---------------------------
the Merger and without any action on the part of American or EZ or their respective stockholders:

            (a) Each share of 7% Convertible Exchangeable Preferred Stock, par value $.01 per share, of American issued and outstanding immediately prior to the Effective Time shall remain outstanding;

            (b) Each share of Common Stock, par value $.01 per share, of American (the "American Common Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding;

            (c) Each share of Class A Common Stock, par value $.01 per share, and each share of Class B Common Stock, par value $.01 per share, of EZ (collectively, the "EZ Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $11.75 (the "Cash Consideration") and nine-tenths (0.9) of a share (the "Exchange Ratio") of Class A Common Stock, par value $.01 per share, of American (the "American Class A Common Stock") (the "Common Stock Consideration" and collectively with the Cash Consideration, the "Merger Consideration");

            (d) Each share of EZ Common Stock owned by American or any of its Subsidiaries immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

            (e) Subject to and as more fully provided in Section 6.10, each unexpired option to purchase EZ Common Stock ("EZ Options") that is outstanding at the Effective Time shall automatically be converted into an option (the "Exchanged Options") to purchase a number of shares ofAmerican Class A Common Stock equal to the product of the number of shares of EZ Common Stock which the holder is entitled to purchase under such EZ Options multiplied by the Exchange Ratio; and

            (f) Each option to purchase shares of American Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding.

      If, prior to Closing, American

                  (i) pays a dividend or makes a distribution on any class of
            American Class A Common Stock in shares of any class of American Common Stock;

                  (ii) subdivides its outstanding shares of American Class A Common Stock into a greater number of shares;

                  (iii) combines its outstanding shares of American Class A
            Common Stock into a smaller number of shares;

                  (iv) pays a dividend or makes a distribution on American
            Class A Common Stock in shares of its capital stock other than American Common Stock; or

                  (v) issues by reclassification of any American Class A Common Stock any shares of its capital stock;

then the Common Stock Consideration in effect immediately prior to such action shall be proportionately adjusted so that the holder of any shares of EZ Common Stock or any EZ Options thereafter shall receive the aggregate number and kind of shares of American capital stock which it would have owned immediately following such action if such shares of EZ Common Stock or such EZ Option had been converted to American Class A Common Stock or

Exchanged Options, as the case may be, immediately prior to such action. The adjustment provided for in this Section shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

      3.2   Exchange of Certificates.
            ------------------------

      (a) Pursuant to an agreement reasonably satisfactory to American and EZ (the "Exchange Agent Agreement") to be entered into at or prior to the Closing Date between American, EZ and the transfer agent for the American Class A Common Stock (the "Exchange Agent"), at or immediately following the Effective Time, American shall deposit or cause to be deposited in trust for the benefit of the EZ stockholders an amount of cash equal to the aggregate Cash Consideration and shares of American Class A Common Stock representing the aggregate Common Stock Consideration to which holders of EZ Common Stock shall be entitled at the Effective Time pursuant to the provisions of this Section. The Exchange Agent shall invest the cash deposited with it in such manner as American directs; provided, however, that substantially all of such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding One Billion Dollars ($1,000,000,000) (collectively, "Permitted Investments") or in money market funds which are invested solely in Permitted Investments; provided further, however, that the maturities of Permitted Investments shall be such as to permit the Exchange Agent to make prompt payment of the Cash Consideration at and after the Effective Time. Any net profit from, or interest or income produced by, Permitted Investments shall be payable to the Surviving Corporation as and when requested by the Surviving Corporation. The Surviving Corporation shall be required to replace any Cash Consideration lost as a result of any Permitted Investment.

      (b) Not less than five (5) business days subsequent to the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of EZ Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash and certificates representing shares of American Class A Common Stock. Upon surrender of Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Certificates shall be entitled to receive in exchange therefor cash and a certificate representing that number of whole shares of American Class A Common Stock into which the shares of EZ Common Stock, theretofore represented by the Certificates so surrendered, shall have been converted pursuant to the provisions of Section 3.1(c), and the Certificates so surrendered shall be canceled. Notwithstanding the foregoing, neither the Exchange Agent nor either party hereto shall be liable to a holderof shares of EZ Common Stock for any shares of American Class A Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

      (c) Promptly following the date which is six (6) months after the Closing Date, the Exchange Agent shall deliver to American all cash, certificates (including any American Class A Common Stock) and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar Laws) receive in exchange therefor the Merger Consideration to which such holder is entitled, without any interest thereon. Notwithstanding the foregoing, neither the Exchange Agent nor either party hereto shall be liable to a holder of EZ Common Stock for any American Class A Common Stock delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

      (d) Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of American Class A Common
Stock shall be issued in the Merger or pursuant to the exercise of any Exchanged Options and noAmerican Class A Common Stock dividend, stock split or interest shall relate to any fractional interest, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of EZ Common Stock who would otherwise have been entitled to receive a fraction of a share of American Class A Common Stock upon surrender of Certificates for exchange pursuant to this Article, or upon the exercise of any Exchanged Option shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the closing price per share of American Class A Common Stock on the Nasdaq National Market ("Nasdaq"),
as reported by the Wall Street Journal, on the last trading day immediately
                   -------------------
preceding the Effective Time with respect to shares issued in the Merger and on the last trading day immediately preceding the date of exercise of any Exchanged Option.

      (e) If the Merger Consideration (or any portion thereof) is to be paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the payment of the Merger Consideration that the Certificate so surrendered shall be properly endorsed or accompanied by appropriate stock powers (with signatures guaranteed in accordance with the transmittal form) and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Exchange Agent any transfer or other Taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not required to be paid.

      (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other reasonable conditions as the Board of Directors of the Surviving Corporation may impose, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article. When authorizing such issue of the Merger

Consideration in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond or other surety in such sum as it may reasonably direct as indemnity against any Claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

      (g) Except as set forth in Section 3.1, no interest or dividends shall be paid or accrue on any portion of the Merger Consideration.

      (h) At and after the Effective Time, the holder of a Certificate or of Dissenting Shares shall cease to have any rights as a EZ stockholder, except for, in the case of a holder of a Certificate or a holder of Dissenting Shares to whom the proviso in Section 3.4(a) applies, the right to surrender Certificates in the manner prescribed by Section 3.2(b) or (c) in exchange for payment of the Merger Consideration, or, in the case of a holder of Dissenting Shares, the right to perfect the right to receive payment for Dissenting Shares pursuant to Section 13.1-733 of the VCA.

      3.3 Closing of EZ's Transfer Books. At and after the Effective Time,
          ------------------------------
holders of Certificates shall cease to have any rights as stockholders of EZ, except for, in addition to the rights specified in Section 3.2(h), the right to receive cash and shares of American Class A Common Stock pursuant to Section
3.2 and the right to receive cash for payment of fractional shares pursuant to
Section 3.2(d). At the Effective Time, the stock transfer books of EZ shall be closed and no transfer of shares of EZ Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Certificates formerly representing EZ Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for cash and American Class A Common Stock in accordance with this Article.

      3.4   Dissenting Shares.
            -----------------

      (a) Notwithstanding any other provision of this Agreement to the contrary, shares of EZ Common Stock that are outstanding immediately prior to the Effective Time and which are held by EZ stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall be entitled to and shall have demanded properly in writing appraisal rights for such shares of EZ Common Stock in accordance with Section 3.1-733 of the VCA and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares"), shall not be converted into or represent the right to receive the Merger Consideration payable in respect of each share of EZ Common Stock represented thereby. Such EZ stockholders shall be entitled to receive payment of the appraised value of such shares of EZ Common Stock held by them in accordance with the provisions of the VCA; provided, however, that all Dissenting Shares held by EZ stockholders who shall have failed to perfect or who effectively shall have withdrawn, forfeited or lost their appraisal rights with respect to such shares of EZ Common Stock under the VCA shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the appropriate Merger Consideration upon surrender, in the manner provided in
Section 3.2, of the Certificate or Certificates that formerly evidenced such shares of EZ Common Stock.

      (b) EZ shall give American prompt notice of any demands for appraisal rights received by it, withdrawals of such demands, and any other instruments served pursuant to the VCA and received by EZ and relating thereto. EZ and American shall jointly direct all negotiations and proceedings with respect to demands for appraisal rights under the provisions of the VCA. EZ shall not, except with the prior written consent of American, make any payment with respect to any demands for appraisal rights, or offer to settle, or settle, any such demands.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF EZ

      Except as set forth in the EZ Disclosure Schedule, EZ hereby represents, warrants and covenants to, and agrees with, American as follows:

      4.1   Organization and Business; Power and Authority; Effect of
            ---------------------------------------------------------
            Transaction.
            ------------

      (a) EZ is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted, and has in full force and effect all Governmental Authorizations pertaining to EZ or any of the EZ Stations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business as currently conducted; EZ is not required to be qualified or authorized to do business in any jurisdiction because of the character of the property owned or leased by it or the nature of its business or operations.

      (b) EZ has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations pertaining to EZ or any of the EZ Stations and Private Authorizations, except for (i) those contemplated by this Agreement that must be obtained prior to the Closing Date, including without limitation the consents of its lenders under its bank credit agreement and other debt instruments, and (ii) such, the failure of which to obtain, would not, individually or in the aggregate,
(A) have a Material Adverse Effect on EZ, or (B) prohibit it from executing and delivering, and performing its obligations under, this Agreement and each Collateral Document executed or required to be executed by EZ pursuant hereto or thereto or consummating the Merger; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of EZ, other than the approval of the EZ stockholders contemplated by this Agreement. This

Agreement has been duly executed and delivered by EZ and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Merger when executed and delivered by EZ, will constitute, legal, valid and binding obligations of EZ, enforceable in accordance with their respective terms. The provisions of Section 13.1-728.1 through .9 of the VCA will not apply to this Agreement or the Merger.

      (c) Except for (x) consents as set forth in Section 4.1(c) of the EZ Disclosure Schedule and (y) such consents, the failure of which to obtain, would not, individually or in the aggregate, have a Material Adverse Effect on EZ, neither the execution and delivery by EZ of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by EZ of the Merger, nor compliance with the terms, conditions and provisions hereof or thereof by EZ:

            (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of EZ or any Applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of EZ, except for such conflicts, breaches, violations or accelerations that would not, individually or in the aggregate, have a Material Adverse Effect on EZ; or

            (ii) will result in or permit the creation or imposition of any Lien upon any property now owned or leased by EZ; or

            (iii) will require any Governmental Authorization or Governmental Filing or Private Authorization, except for the FCC Consents, filings under the Hart-Scott-Rodino Act, and other filing requirements under Applicable Law in connection with the consummation of the Merger.

      (d) EZ does not have any direct or indirect Subsidiaries other than those set forth on Section 4.1(d) of the EZ Disclosure Schedule, each of which is (i) wholly-owned unless noted otherwise in Section 4.1(d) of the EZ Disclosure Schedule, (ii) a corporation which is duly organized, validly existing and in good standing under the laws of the respective state of incorporation set forth opposite its name on Section 4.1(d) of the EZ Disclosure Schedule, and (iii) duly qualified and in good standing as a foreign corporation in each other jurisdiction (as shown on Section 4.1(d) of the EZ Disclosure Schedule) in which the character of the property owned or leased by it or the nature of its business or operations requires such qualification, with full power and authority (corporate and other) to carry on the business in which it is engaged, except for such qualifications the failure of which to obtain, individually or in the aggregate, would not have a Material Adverse Effect on EZ. Each Subsidiary has in full force and effect all Governmental Authorizations pertaining to EZ or any of the EZ Stations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business, except for such Governmental

Authorizations, Private Authorizations, and Governmental Filings which, if not obtained or made, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect on EZ. EZ owns, directly or indirectly, all of the outstanding capital stock and equity interests (as shown in Section 4.1(d) of the EZ Disclosure Schedule) of each Subsidiary, free and clear of all Liens (except for Permitted Liens or except as set forth in Section 4.1(d) of the EZ Disclosure Schedule), and all such stock has been duly authorized and validly issued and is fully paid and nonassessable. There are no outstanding Option Securities or Convertible Securities, or agreements or understandings of any nature whatsoever, relating to the authorized and unissued or outstanding capital stock of any Subsidiary of EZ. Except as the context otherwise requires, the representations and warranties of EZ set forth in this Article shall apply to each of such Subsidiaries with the same force and effect as though each of them were named in each Section hereof.

      4.2 Financial and Other Information. EZ has heretofore furnished to
          -------------------------------
American copies of the audited consolidated financial statements of EZ and its Subsidiaries set forth in its Report on Form 10-K (the "EZ 10-K") for the fiscal year ended December 31, 1995 and the unaudited consolidated financial statements of EZ and its Subsidiaries set forth in its Report on Form 10-Q for the fiscal quarter ended March 31, 1996 (collectively, the "EZ Financial Statements"). The EZ Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, are true, accurate and complete, do not contain any untrue statement of a Material fact or omit to state a Material fact required by GAAP to be stated therein or necessary in order to make the statements contained therein not misleading, and fairly present the results of operations of EZ and its Subsidiaries on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end audit adjustments and accruals. EZ has also furnished to American its Proxy Statement with respect to the Annual Meeting of Shareholders of EZ held April 23, 1996, the EZ 1995 Annual Report to Stockholders and the Prospectus, dated November 25, 1995, with respect to its 9.75% Senior Subordinated Notes due 2005 and Reports on Form 8-K for the period between March 31, 1996 and July 31, 1996 (collectively, with the EZ 10-K, the "EZ SEC Documents"). EZ has filed all reports and other documents required to be filed by it with the SEC under the Exchange Act. Neither the EZ Disclosure Schedule, the EZ Financial Statements, the EZ SEC Documents or this Agreement, nor any Collateral
Document, data, information or statement furnished or to be furnished by or on behalf of EZ pursuant to this Agreement (including without limitation the information to be furnished pursuant to the provisions of Section 6.6), nor any Collateral Document executed or required to be executed by or on behalf of EZ pursuant hereto or thereto or to consummate the Merger, contains or will contain any untrue statement of a Material fact or omits or will omit to state a Material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not misleading, and all such Collateral Documents, data, information or statements are and will be true, accurate and complete in all Material respects.

      4.3   Changes in Condition.  Except as set forth in Section 4.3 of the
            --------------------
EZ Disclosure Schedule, since March 31, 1996, there has been no Material Adverse Change in EZ. Except as disclosed in the EZ SEC Documents or otherwise disclosed herein, there is no Event known to EZ which Materially Adversely Affects EZ.

      4.4 Materiality. The representations and warranties set forth in this
          -----------
Article would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein or set forth in the EZ Disclosure Schedule, except for such exceptions and qualifications, including without limitation those set forth in the EZ Disclosure Schedule which, in the aggregate for all such representations and warranties, are not and could not reasonably be expected to be Materially Adverse to EZ.

      4.5   Title to Properties; Leases.
            ---------------------------

      (a) EZ has good indefeasible and marketable title to all real property and good indefeasible and merchantable title to all other property and assets, tangible and intangible, owned by it, in each case free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth in the EZ Financial Statements. Each Material Lease or other occupancy or other agreement under which EZ holds real property has been duly authorized, executed and delivered by EZ and, to EZ's knowledge, information and belief, each of the other parties thereto, and is a legal, valid and binding obligation of EZ, and, to EZ's knowledge, information and belief, each of the other parties thereto, enforceable in accordance with its terms. EZ has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Material Leases pursuant to which it holds any such real property. All of such Leases are valid and subsisting and in full force and effect; neither EZ nor, to EZ's knowledge, information and belief, any other party thereto, is in default in any Material respect in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease.

      (b) Section 4.5(b) of the EZ Disclosure Schedule contains a true, accurate and complete description of all real property (including communication towers) owned or leased by EZ and all Leases under which real property is leased by it.

      4.6 Compliance with Private Authorizations. EZ has obtained all Private
          --------------------------------------
Authorizations which are necessary for the ownership and operation by EZ of each of the EZ Stations and the conduct of business thereof as now conducted or as presently proposed to be conducted or which, if not obtained and maintained, could, individually or in the aggregate, Materially Adversely Effect EZ. All such Private Authorizations are in full force and effect and EZ is not in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of the giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as do not and will not, individually or in the aggregate, have any Material Adverse Effect on EZ. No such Private Authorization is the subject of any pending or, to EZ's knowledge, information or belief, threatened attack, revocation or termination.

      4.7   Compliance with Governmental Authorizations and Applicable Law.
            --------------------------------------------------------------

      (a) The EZ SEC Documents or Section 4.7 of the EZ Disclosure Schedule contain a description of:

            (i) all Legal Actions pending or, to EZ's knowledge, information and belief, threatened against EZ with respect to the business, operation or ownership of any of the EZ Stations (to its knowledge, information and belief with respect to the EZ Brokered Stations);

            (ii) all Claims and Legal Actions pending or, to EZ's knowledge, information and belief, threatened against EZ with respect to the business, operation or ownership of any of the EZ Stations (to its knowledge, information and belief with respect to the EZ Brokered Stations) which, individually or in the aggregate, could, under sanctions available at the FCC, be reasonably likely to result in the revocation or termination of any of the FCC Licenses or the imposition of any restriction of such a nature as would Adversely Affect the ownership or operations of any of the EZ Stations (to its knowledge, information and belief with respect to the EZ Brokered Stations); in particular, but without limiting the generality of the foregoing, there are no applications, complaints or Legal Actions pending or, to EZ's knowledge, information and belief, threatened before any Authority involving charges of illegal discrimination by any of the EZ Stations (to its knowledge, information and belief with respect to the EZ Brokered Stations) under any federal or state employment Laws; and

            (iii) each Governmental Authorization (including without limitation all FCC Licenses) required under Applicable Laws to own and operate each of the EZ Stations (to its knowledge, information and belief with respect to the EZ Brokered Stations), as currently operated or proposed to be operated on or prior to the Closing Date, all of which are in full force and effect.

      (b) EZ is the authorized legal holder of the FCC Licenses listed in
Section 4.7(b) of the EZ Disclosure Schedule, none of which is subject to any restriction or condition which would limit in any Material respect the operations of any of the EZ Stations (except with respect to the EZ Brokered Stations) as currently conducted or proposed to be conducted on or prior to the Closing Date. The FCC Licenses listed in Section 4.7(b) of the EZ Disclosure Schedule are valid and in good standing, are in full force and effect and are not impaired in any Material respect by any act or omission of EZ or its officers, directors, employees or agents, and the operation of each of the EZ Stations (except with respect to the EZ Brokered Stations) is in accordance in all Material respects with such FCC Licenses. All Material reports, forms and statements required to be filed by EZ with the FCC with respect to each of the EZ Stations have been filed and are true, complete and accurate in all Material respects. EZ has obtained all Governmental Authorizations in addition to the FCC Licenses listed in Section 4.7(b) of the EZ Disclosure Schedule which are necessary for the ownership or operations or the conduct of the business of each of the EZ Stations (except with respect to the EZ Brokered Stations) as now conducted or as presently proposed to be conducted and which, if not obtained and maintained, would, individually or in the aggregate, have any Material Adverse Effect on EZ. Except as set forth in Section 4.7(b) of the EZ Disclosure Schedule, no such Governmental Authorization is the subject of any pending or, to EZ's knowledge, information and belief, threatened challenge or proceeding to revoke or terminate any such Governmental Authorization, except as set forth in
Section 4.7(b) of the EZ Disclosure Schedule. EZ has no reason to believe that any such Governmental Authorization would not be renewed in the name of EZ by the granting Authority in the ordinary course.

      Except as otherwise specifically described in Section 4.7(b) of the EZ Disclosure Schedule, neither EZ nor any officer or director (in connection with the ownership, operation or the conduct of the business of any of the EZ Stations, to its knowledge, information and belief with respect to the EZ Brokered Stations) is in or is charged by any Authority with or, to EZ's knowledge, information and belief, at any time since January 1, 1993 has been in or has been charged by any Authority with, or is threatened or under investigation by any Authority with respect to, any breach or violation of, or default in the performance, observance or fulfillment of, any Governmental Authorization listed in Section 4.7(b) of the EZ Disclosure Schedule or any Applicable Law relating to the ownership, operation and conduct of the business of any of the EZ Stations (to its knowledge, information and belief with respect to the EZ Brokered Stations), and no Event exists or has occurred, which constitutes, or but for any requirement of the giving of notice or passage of time or both would constitute, such a breach, violation or default, under

            (x) any Governmental Authorization pertaining to EZ or any of the EZ Stations (to its knowledge, information and belief with respect to the EZ Brokered Stations) or any Applicable Law, except for such breaches, violations or defaults as do not and will not, individually or in the aggregate, have any Material Adverse Effect on EZ, or

            (y) any Material requirement of any insurance carrier, applicable to the business or operations of any of the EZ Stations.

      (c) With respect to matters, if any, of a nature referred to in Section
4.7 of the EZ Disclosure Schedule, all such information and matters, with the exception of the noted challenges to the pending WEZB(FM) and WBZZ(FM) renewal applications, set forth in the EZ Disclosure Schedule, if Adversely determined against EZ, will not, individually or in the aggregate, Materially Adversely Affect EZ.

      4.8 Related Transactions. Except as set forth in Section 4.8 to the EZ Disclosure Schedule, EZ is not a party or subject to any Contractual Obligation or other transactions (including without limitation any providing for the furnishing of services to or by, providing for the rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer or director) between EZ and any of its officer or directors or, to the knowledge, information and belief of EZ, any Affiliate of any thereof (other than reasonable compensation for services as officers or directors), now existing or which, to EZ's knowledge, information and belief, at any time during the past three (3) years, existed or occurred, including without limitation, any providing for the furnishing of services to or by, providing for the rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer or director, or any Affiliate of any thereof. All such Contractual Obligations and transactions which are to continue after the Effective Time will be on terms and conditions no less favorable to American, as the Surviving Corporation, or any of its Subsidiaries than would be customary for similar Contractual Obligations and transactions between Persons who are not Affiliates or upon terms and conditions on which similar Contractual Obligations and transactions with Persons who are not Affiliates could fairly and reasonably be expected to be entered into, except as otherwise specifically described in Section 4.8 of the EZ Disclosure Schedule.

      4.9   Tax Matters.
            -----------

      (a) EZ has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed by it, except with respect to failures to file which in the aggregate would not have a Material and Adverse Effect on EZ, and has paid, or made adequate provision for the payment of, all Material Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet forming part of the EZ Financial Statements. The Tax Returns of EZ have been prepared, in all Material respects, in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied. All Material Taxes which EZ is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Taxing Authorities to the extent due and payable. EZ has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of EZ for the fiscal years prior to and including the most recent fiscal year. To the extent required by GAAP, adequate provision has been made on the most recent balance sheet forming part of the EZ Financial Statements for all Taxes of any kind accrued through the date of such balance sheet, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and there are no past transactions or matters which could result in additional Taxes of a Material nature to EZ for which an adequate reserve has not been provided on such balance sheet. EZ is not a "consenting corporation" within the meaning of Section 341(f) of the Code. EZ has at all times been taxable as a Subchapter C corporation under the Code. EZ has never been a member of any consolidated group (other than with EZ and its Subsidiaries) for Tax purposes.

      (b) From the end of its most recent fiscal year to the date hereof EZ has not made any payment on account of any Taxes except regular payments required in the ordinary course of business with respect to current operations or property presently owned.

      (c)   EZ is not a party to any tax sharing agreement or arrangement.

      (d) EZ is not, and within five (5) years of the date hereof has not been, a "United States real property holding corporation" as defined in Section 897 of the Code.

      4.10  Employee Retirement Income Security Act of 1974.
            -----------------------------------------------

      (a) EZ (which for purposes of this Section shall include any ERISA Affiliate) currently sponsors, maintains and contributes to the Plans and Benefit Arrangements set forth in Section 4.10(a) of the EZ Disclosure Schedule. Except as set forth in Section 4.10(a) of the EZ Disclosure Schedule, as to all Plans and Benefit Arrangements listed in Section 4.10(a) of the EZ Disclosure
Schedule:

            (i) all such Plans and Benefit Arrangements comply and have been administered in form and in operation with all Applicable Laws in all Material respects, and EZ has not received any notice from any Authority questioning or challenging such compliance;

            (ii) all such Plans maintained by EZ that are intended to comply with Sections 401 and 501 of the Code comply in all Material respects in form and in operation with all applicable requirements of such sections, and no event has occurred which will or could give rise to disqualification of any such Plan under such sections or to a tax under
      Section 511 of the Code;

            (iii) none of the assets of any such Plan are invested in employer securities or employer real property;

            (iv) there have been no "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any such Plan and EZ has not otherwise engaged in any prohibited transaction that would result in any Material liability or Tax;

            (v) there have been no acts or omissions by EZ which have given rise to or may give rise to any Material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code for which EZ may be liable;

            (vi) there are no Claims (other than routine Claims for benefits or actions seeking qualified domestic relations orders) pending or, to EZ's knowledge, information and belief, threatened involving such Plans or the assets of such Plans, and, to EZ's knowledge, information and belief, no facts exist which could give rise to any such Claims (other than routine Claims for benefits or actions seeking qualified domestic relations orders);

            (vii) no such Plan is subject to Title IV of ERISA, or, if subject, there have been no "reportable events" (as described in Section 4043 of ERISA), and no steps have been taken to terminate any such Plan;

            (viii) all group health Plans of EZ have been operated in compliance in all Material respects with the group health plan continuation coverage requirements of COBRA;

            (ix) actuarially adequate accruals for all obligations under the Plans are reflected in the most recent balance sheet forming part of the EZ Financial Statements and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Closing Date;

            (x) neither EZ nor any of its directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA or any similar Applicable Law that would subject EZ or any of its respective directors, officers or employees to Material liability under ERISA or any similar Applicable Law;

            (xi) no such Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or
      Section 412 of the Code applied, nor would have had an accumulated funding deficiency on such date if such year were the first year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code applied;

            (xii) no Material liability to the PBGC has been or is expected by EZ to be incurred by EZ with respect to any Plan, and there has been no event or condition which presents a material risk of termination of any Plan by the PBGC;

            (xiii) EZ is not and, to EZ's knowledge, information and belief, never has been a party to any Multiemployer Plan or made contributions to any such Plan; and

            (xiv) except as set forth in the EZ Financial Statements (which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two (2) years) and pursuant to the provisions of COBRA, EZ does not maintain any Plan that provides benefits described in Section 3(1) of ERISA, except as the provisions of COBRA may apply to any former employees or retirees of EZ.

      (b) The execution, delivery and performance by EZ of this Agreement and the Collateral Documents executed or required to be executed by EZ pursuant hereto and thereto will not involve any prohibited transaction within the meaning of ERISA or
Section 4975 of the Code.

      4.11 Inapplicability of Specified Statutes. EZ is not a "holding company,"
           -------------------------------------
or a "subsidiary company" or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company," as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a Person which is in control of a "carrier," as defined in section 11301 of Title 49, U.S.C.

      4.12 Authorized Capital Stock. The authorized and outstanding capital
           ------------------------
stock, Option Securities and Convertible Securities of EZ, as of March 31, 1996, are set forth in the EZ SEC Documents. Except as set forth in Section 4.12 of the EZ Disclosure Schedule, since March 31, 1996, EZ has not issued any shares of capital stock of any class, any Option Securities or any Convertible Securities, except for the issue of EZ Common Stock pursuant to the exercise of Option Securities outstanding on March 31, 1996 or as otherwise described or contemplated by the EZ SEC Documents. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. EZ is not a party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security of EZ, except as described in Section 4.12 of the EZ Disclosure Schedule. To EZ's knowledge, information and belief, no Person, and no group of Persons acting in concert, owns as much as five percent (5%) of the EZ Common Stock, and EZ is not controlled by any other Person, except as set forth in the EZ SEC Documents.

      4.13  Employment Arrangements.
            -----------------------

      (a) Except as described in the EZ SEC Documents, (i) none of the employees of EZ is now, or, to EZ's knowledge, information and belief, during the past five (5) years has been, represented by any labor union or other employee collective bargaining organization, or are now, or, to EZ's knowledge, information and belief during the past five (5) years have been, parties to any labor or other collective bargaining agreement, (ii) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any union or other such organization, and (iii) neither EZ nor any of its employees is now, or, to EZ's knowledge, information and belief, during the past five (5) years has been, subject to or involved in or, to EZ's knowledge, information and belief, threatened with, any union elections, petitions therefor or other organizational or recruiting activities. EZ has performed all obligations required to be performed under all Employment Arrangements and is not in breach or violation of or in default or arrears under any of the Material terms, provisions or conditions thereof.

      (b) Except as set forth on Section 4.13(b) of the EZ Disclosure Schedule, no employee shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employment Arrangement, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result, directly or indirectly, of the transactions contemplated by this Agreement.

      4.14 Material Agreements. Listed on Section 4.14 of the EZ Disclosure
           -------------------
Schedule are all Material Agreements relating to the ownership, operation or conduct of the business of any of the EZ Stations presently held or used by EZ or to which EZ is a party or to which it or any of its property is subject or bound. All of the Material Agreements are valid, binding and legally enforceable obligations of EZ and, to EZ's knowledge, information and belief, all other parties thereto, and EZ is validly and lawfully operating its business in all Material respects and owning its property under each of the Material Agreements. EZ has duly complied with all of the Material terms and conditions of each Material Agreement and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge, information and belief of EZ, threatened Claim that EZ has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of EZ, under any of the Material Agreements. The time brokerage, local marketing and other similar agreements to which EZ is a party comply in all Material respects with the FCA. The joint sales and other similar agreements to which EZ is a party do not create attributable interests under the FCA.

      4.15 Ordinary Course of Business. EZ, from the end of its most recent
           ---------------------------
fiscal quarter to the date hereof, except as may be described in the EZ SEC Documents or on Section 4.15 of the EZ Disclosure Schedule:

            (a) has operated its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice;

            (b) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any of its properties or assets having a value in excess of $500,000, other than in the ordinary course of business;

            (c) except in each case in the ordinary course of business, consistent with prior practice:

                  (i) has not incurred any obligations or liabilities (fixed, contingent or other) having a value in excess of $500,000;

                  (ii) has not entered into any commitments having a value in excess of $500,000;

                  (iii) has not canceled any debts or Claims having a value in excess of $500,000; and

                  (iv) has not made or committed to make any additions to its property or any purchases of equipment, except for normal maintenance and replacements;

            (d) has not increased the compensation payable or to become payable to any of its employees other than in the ordinary course of business or otherwise altered, modified or changed the terms of their employment;

            (e) has not suffered any Material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

            (f) has not waived any rights of Material value without fair and adequate consideration;

            (g)   has not experienced any work stoppage;

            (h) except in the ordinary course of business, has not entered into, amended or terminated any Lease, Governmental Authorization applicable to EZ or any of the EZ Stations, Private Authorization, Material Agreement, Employment Arrangement or Contractual Obligation, or any transaction, agreement or arrangement with any Affiliate of EZ; and

            (i) has not entered into any trade or barter arrangements with respect to any of the EZ Stations (i) which are outside the ordinary course of business, or (ii) otherwise than in accordance with EZ's prior policies and practices.

      4.16 Broker or Finder. No Person assisted in or brought about the
           ----------------
negotiation of this Agreement or the Merger or the subject matter of either thereof in the capacity of broker, agent or finder or in any similar capacity on behalf of EZ, other than CS First Boston Corporation.

      4.17  Environmental Matters.  Except as set forth in the EZ SEC Documents,
            --------------------------------------------------------------------
            EZ:
            --

            (a) to the knowledge, information and belief of EZ, has not been notified that it is potentially liable under, has not received any request for information or other correspondence concerning its potential liability with respect to any site or facility under, and is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, or any similar state Law;

            (b) has not entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law;

            (c) is not a party in interest or in default under any judgment, order, writ, injunction or decree of any final order issued pursuant to any Environmental Law;

            (d) is, to the knowledge, information and belief of EZ, in substantial compliance in all Material respects with all Environmental Laws, has, to EZ's knowledge, information and belief, obtained all Environmental Permits required under Environmental Laws, and is not the subject of or, to EZ's knowledge, information and belief, threatened with any Legal Action involving a demand for damages or other potential liability, including any Lien, with respect to Material violations or Material breaches of any Environmental Law; and

            (e) has no knowledge of any past or present Event related to any of the property and assets of EZ which Events, individually or in the aggregate, will interfere with or prevent continued Material compliance with all Environmental Laws, or which, individually or in the aggregate, will form the basis of any Material Claim for the release or threatened release into the environment, of any Hazardous Material.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF AMERICAN

      American represents, warrants and covenants to, and agrees with, EZ as follows:

    5.1   Organization and Business; Power and Authority; Effect of Transaction.
          ---------------------------------------------------------------------

     (a) American is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted, and has in full force and effect all Governmental Authorizations pertaining to American or any of the American Stations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business, as currently conducted; American is duly qualified and authorized to do business and in good standing as a foreign corporation in each jurisdiction in which the character of the property owned or leased by it or the nature of its business or operations require such qualification or authorization.

     (b) American has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations pertaining to American or any of the American Stations and Private Authorizations, except for
(i) those contemplated by this Agreement which must be obtained prior to the Closing Date, including without limitation the consents of its lenders under its bank credit agreement and other debt instruments, and (ii) such, the failure of which to obtain would not, individually or in the aggregate, (A) have a Material Adverse Effect on American, or (B) prohibit it from executing and delivering, and performing its obligations under, this Agreement and each Collateral Document executed or required to be executed by American pursuant hereto or thereto or to consummating the Merger; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by American pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of American, other than the approval of the American stockholders contemplated by this Agreement. This Agreement has been duly executed and delivered by American and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Merger when executed and delivered by American will constitute legal, valid and binding obligations of American, enforceable in accordance with their respective terms. The provisions of Section 203 of the DCL will not apply to this Agreement or the Merger.

      (c) Except for (x) consents of lenders under its bank credit agreement and other debt instruments or as otherwise contemplated by this Agreement, and (y) such consents, the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect on American, neither the execution and delivery by American of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by American of the Merger, nor compliance with the terms, conditions and provisions hereof or thereof by American:

            (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of American or any Applicable Law applicable to American, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of American, except for such conflicts, breaches, violations or accelerations that would not, individually or in the aggregate, have a Material Adverse Effect on American; or

            (ii) will result in or permit the creation or imposition of any Lien upon any property now owned or leased by American; or

            (iii) will require any Governmental Authorization or Governmental Filing or Private Authorization, except for the FCC Consents, filings under the Hart-Scott-Rodino Act, and other filing requirements under Applicable Law in connection with the consummation of the Merger.

      (d) Each of American's direct or indirect Subsidiaries is (i) wholly-owned, (ii) a corporation which is duly organized, validly existing and in good standing under the laws of the respective state of incorporation, and
(iii) duly qualified and in good standing as a foreign corporation in each other jurisdiction in which the character of the property owned or leased by it or the nature of its business or operations requires such qualification, with full power and authority (corporate and other) to carry on the business in which it is engaged, except for (i) a non-Material, non-wholly-owned joint venture partnership which owns a communications tower, and (ii) such qualifications, the failure of which to obtain, individually or in the aggregate, would not have a Material Adverse Effect on American. Each Subsidiary has in full force and effect all Governmental Authorizations pertaining to American or any of the American Stations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct and operations of its business, except for such Governmental Authorizations, Private Authorizations, and Governmental Filings which, if not obtained or made, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect on American. Except to the extent set forth in the American Financial Statements and except for such non-Material, non-wholly-owned joint venture partnership, American owns, directly or indirectly, all of the outstanding capital stock or equity interests of each Subsidiary, free and clear of all Liens (except for Permitted Liens or except as set forth in the American Financial Statements), and all such stock has been duly authorized and validly issued and is fully paid and nonassessable. There are no outstanding Option Securities or Convertible Securities, or agreements or understandings of any nature whatsoever, relating to the authorized and unissued or outstanding capital stock of any Subsidiary of American. Except as the context otherwise requires, the representations and warranties of American set forth in this Article shall apply to each of such Subsidiaries with the same force and effect as though each of them were named in each Section hereof.

      5.2 Financial and Other Information. American has heretofore furnished to
          -------------------------------
EZ copies of the audited consolidated financial statements of American and its Subsidiaries set forth in its Report on Form 10-K (the "American 10-K") for the fiscal year ended December 31, 1995 and the unaudited consolidated financial statements of American and its Subsidiaries set forth in its Report on Form 10-Q for the fiscal quarter ended March 31, 1996 (collectively, the "American Financial Statements"). The American Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, are true, accurate and complete, do not contain any untrue statement of a Material fact or omit to state a Material fact required by GAAP to be stated therein or necessary in order to make the statements contained therein not misleading, and fairly present the results of operations of American and its Subsidiaries on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end audit adjustments and accruals. American has also furnished to EZ its Proxy Statement with respect to the Annual Meeting of Stockholders of American held May 22, 1996, the American 1995 Annual Report to Stockholders and the Offering Circular, dated June 19, 1996, with respect to its 7% Convertible Exchangeable Preferred Stock and Reports on Form 8-K for the period between March 31, 1996 and July 31, 1996, (collectively, with the American 10-K, the "American SEC Documents"). American has filed all reports and other documents required to be filed by it with the SEC under the Exchange Act. Neither the American Financial Statements, the American SEC Documents or this Agreement, nor any Collateral Document, data, information or statement furnished or to be furnished by or on behalf of American pursuant to this Agreement (including without limitation the information to be furnished pursuant to the provisions of Section 6.6), nor any Collateral Document executed or required to be executed by or on behalf of American pursuant hereto or thereto or to consummate the Merger, contains or will contain any untrue statement of a Material fact or omits or will omit to state a Material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not misleading, and all such Collateral Documents, data, information or statements are and will be true, accurate and complete in all Material respects.

      5.3 Changes in Condition. Since March 31, 1996, there has been no Material
          --------------------
Adverse Change in American. Except as disclosed in the American SEC Documents or otherwise disclosed herein, there is no Event known to American which Materially Adversely Affects American.

      5.4 Materiality. The representations and warranties set forth in this
          -----------
Article would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein, except for such exceptions and qualifications which, in the aggregate for all such representations and warranties, are not and could not reasonably be expected to be Materially Adverse to American.

      5.5 Title to Properties; Leases. American has good indefeasible and
          ---------------------------
marketable title to all real property and good indefeasible and merchantable to all other property and assets, tangible and intangible, owned by it in each case free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth or described in the American Financial Statements. Each Material Lease or other occupancy or other agreement under which American holds real property has been duly authorized, executed and delivered by American and, to American's knowledge, information and belief, each of the other parties thereto, and is a legal, valid and binding obligation of American, and, to American's knowledge, information and belief, each of the other parties thereto, enforceable in accordance with its terms. American has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Material Leases pursuant to which it holds any such real property. All of such Leases are valid and subsisting and in full force and effect; neither American nor, to American's knowledge, information and belief, any other party thereto, is in default in any Material respect in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease.

      5.6 Compliance with Private Authorizations. American has obtained all
          --------------------------------------
Private Authorizations which are necessary for the ownership and operation by American of each of the American Stations and the conduct of business thereof as now conducted or as presently proposed to be conducted or which, if not obtained and maintained, could, individually or in the aggregate, Materially Adversely Affect American. All such Private Authorizations are in full force and effect and American is not in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of the giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as do not and will not, individually or in the aggregate, have any Material Adverse Effect on American. No such Private Authorization is the subject of any pending or, to American's knowledge, information or belief, threatened attack, revocation or termination.

      5.7   Compliance with Governmental Authorizations and Applicable Law.
            --------------------------------------------------------------

      (a)   The American SEC Documents contain a description of:

            (i) all Material Legal Actions pending or, to American's knowledge, information and belief, threatened against American with respect to the business, operation or ownership of any of the American Stations (except with respect to the American Brokered Stations, as to which, to American's knowledge, information and belief, there are no such Legal Actions); and

            (ii) all Claims and Legal Actions pending or, to American's knowledge, information and belief, threatened against American with respect to the business, operation or ownership of any of the American Stations (except with respect to the American Brokered Stations, as to which, to American's knowledge, information and belief, there are no such Claims or Legal Actions) which, individually or in the aggregate, could, under sanctions available at the FCC, be reasonably likely to result in the revocation or termination of any of the FCC Licenses or the imposition of any restriction of such a nature as would Adversely Affect the ownership or operations of the American Stations (to its knowledge, information and belief with respect to the American Brokered Stations) taken as a whole; in particular, but without limiting the generality of the foregoing, there are no applications, complaints or Legal Actions pending or, to American's knowledge, information and belief, threatened before any Authority involving charges of illegal discrimination by any of the American Stations (except with respect to the American Brokered Stations, as to which, to American's knowledge, information and belief, there are no such Claims or Legal Actions) under any federal or state employment Laws.

      Each Governmental Authorization (including without limitation all FCC Licenses) required under Applicable Laws to own and operate each of the American Stations (to the knowledge, information and belief of American with respect to the American Brokered Stations) as currently operated or proposed to be operated on or prior to the Closing Date is in full force and effect.

      (b) American is the authorized legal holder of its FCC Licenses, none of which is subject to any restriction or condition which would limit in any Material respect the operations of any of the American Stations (except with respect to the American Brokered Stations) as currently conducted or proposed to be conducted on or prior to the Closing Date. The FCC Licenses of American are valid and in good standing, are in full force and effect and are not impaired in any Material respect by any act or omission of American or its officers, directors, employees or agents, and the operation of each of the American Stations (except with respect to the American Brokered Stations) is in accordance in all Material respects with such FCC Licenses. All Material reports, forms and statements required to be filed by American with the FCC with respect to each of the American Stations have been filed and are true, complete and accurate in all Material respects. American has obtained all Governmental Authorizations in addition to the FCC Licenses which are necessary for the ownership or operations or the conduct of the business of each of the American Stations (except with respect to the American Brokered Stations) as now conducted or as presently proposed to be conducted and which, if not obtained and maintained, would, individually or in the aggregate, have any Material Adverse Effect on American. No such Governmental Authorization is the subject of any pending or, to American's knowledge, information and belief, threatened challenge or proceeding to revoke or terminate any such Governmental Authorization. American has no reason to believe that any such Governmental Authorization would not be renewed in the name of American by the granting Authority in the ordinary course.

      Except as otherwise specifically described in the American SEC Documents, neither American nor any officer or director (in connection with the ownership, operation or the conduct of the business of any of the American Stations, to its knowledge, information and belief with respect to the American Brokered Stations) is in or is charged by any Authority with or, to American's knowledge, information and belief, at any time since November 1, 1993 has been in or has been charged by any Authority with, or is threatened or under investigation by any Authority with respect to, any breach or violation of, or default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law relating to the ownership, operation and conduct of the business of any of the American Stations (to its knowledge, information and belief with respect to the American Brokered Stations), and no Event exists or has occurred, which constitutes, or but for any requirement of the giving of notice or passage of time or both would constitute, such a breach, violation or default, under

            (x) any Governmental Authorization pertaining to American or any of the American Stations (to its knowledge, information and belief with respect to the American Brokered Stations) or any Applicable Law, except for such breaches, violations or defaults as do not and will not, individually or in the aggregate, have any Material Adverse Effect on American, or

            (y) any Material requirement of any insurance carrier, applicable to the business or operations of any of the American Stations;

except as otherwise specifically described in the American SEC Documents.

      5.8 Related Transactions. Except as set forth in the American SEC
          --------------------
Documents or the Prospectus dated February 1, 1996 relating to a public offering of American Class A Common Stock, American is not a party or subject to any Contractual Obligation or other transactions (including without limitation any providing for the furnishing of services to or by, providing for the rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer or director) between American and any of its officers or directors or, to the knowledge, information and belief of American, any Affiliate of any thereof (other than reasonable compensation for services as officers or directors), now existing or which, to American's knowledge, information and belief, at any time since November 1, 1993, existed or occurred, including without limitation any providing for the furnishing of services to or by, providing for the rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer or director, or any Affiliate of any thereof. All such Contractual Obligations and transactions which are to continue after the Effective Time will be on terms and conditions no less favorable to American than would be customary for similar Contractual Obligations and transactions between Persons who are not Affiliates or upon terms and conditions on which similar Contractual Obligations and transactions with Persons who are not Affiliates could fairly and reasonably be expected to be entered into, except as otherwise set forth in the American SEC Documents or such Prospectus.

      5.9   Tax Matters.
            -----------

      (a) American has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed by it, except with respect to failures to file which in the aggregate would not have a Material Adverse Effect on American, and has paid, or made adequate provision for the payment of, all Material Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet forming part of the American Financial Statements. The Tax Returns of American have been prepared, in all Material respects, in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied. All Material Taxes which American is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Taxing Authorities to the extent due and payable. American has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of American for the fiscal years prior to and including the most recent fiscal year. To the extent required by GAAP, adequate provision has been made on the most recent balance sheet forming part of the American Financial Statements for all Taxes of any kind accrued through the date of such balance sheet, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and there are no past transactions or matters which could result in additional Taxes of a Material nature to American for which an adequate reserve has not been provided on such balance sheet. American is not a "consenting corporation" within the meaning of
Section 341(f) of the Code. American has at all times been taxable as a Subchapter C corporation under the Code. American has never been a member of any consolidated group (other than with American and its Subsidiaries) for Tax purposes.

      (b) From the end of its most recent fiscal year to the date hereof, American has not made any payment on account of any Taxes except regular payments required in the ordinary course of business with respect to current operations or property presently owned.

      (c)   American is not a party to any tax sharing agreement or arrangement.

      (d) American is not, and since its organization has not been, a "United States real property holding corporation" as defined in Section 897 of the Code.

      5.10  Employee Retirement Income Security Act of 1974.
            -----------------------------------------------

      (a) With respect to all Plans and Benefit Arrangements which American (which for purposes of this Section shall include any ERISA Affiliate) currently contributes to, sponsors or maintains:

            (i) all such Plans and Benefit Arrangements comply and have been administered in form and in operation with all Applicable Laws in all Material respects, and American has not received any notice from any Authority questioning or challenging such compliance;

            (ii) all such Plans maintained by American that are intended to comply with Sections 401 and 501 of the Code comply in all Material respects in form and in operation with all applicable requirements of such sections, and no event has occurred which will or could give rise to disqualification of any such Plan under such sections or to a Tax under
      Section 511 of the Code;

            (iii) none of the assets of any such Plan are invested in employer securities or employer real property;

            (iv) there have been no "prohibited transactions" (as defined in Section 506 of ERISA or Section 5975 of the Code) with respect to any such Plan and American has not otherwise engaged in any prohibited transaction that would result in any Material liability or Tax;

            (v) there have been no acts or omissions by American which have given rise to or may give rise to any Material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 or ERISA or Chapter 43 of the Code for which American may be liable;

            (vi) there are no Claims (other than routine Claims for benefits or actions seeking qualified domestic relations orders) pending or, to American's knowledge, information and belief, threatened involving such Plans or the assets of such Plans, and, to American's knowledge, information and belief, no facts exist which could give rise to any such Claims (other than routine Claims for benefits or actions seeking qualified domestic relations orders);

            (vii) no such Plan is subject to Title IV of ERISA, or, if subject, there have been no "reportable events" (as described in Section 5043 of ERISA), and no steps have been taken to terminate any such Plan;

            (viii) all group health Plans of American have been operated in compliance in all Material respects with the group health plan continuation coverage requirements of COBRA;

            (ix) actuarially adequate accruals for all obligations under the Plans are reflected in the most recent balance sheet forming part of the American Financial Statements and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Closing Date;

            (x) neither American nor any of its directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA or any similar Applicable Law that would subject American or any of its respective directors, officers or employees to Material liability under ERISA or any similar Applicable Law;

            (xi) no such Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 512 of the Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 512 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or
      Section 512 of the Code applied, nor would have had an accumulated funding deficiency on such date if such year were the first year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or Section 512 of the Code applied;

            (xii) no Material liability to the PBGC has been or is expected by American to be incurred by American with respect to any Plan, and there has been no event or condition which presents a material risk of termination of any Plan by the PBGC;

            (xiii) American is not and, to American's knowledge, information and belief, never has been a party to any Multiemployer Plan or made contributions to any such Plan; and

            (xiv) except as set forth in the American Financial Statements (which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two
      (2) years) and pursuant to the provisions of COBRA, American does not maintain any Plan that provides benefits described in Section 3(1) of ERISA, except as the provisions of COBRA may apply to any former employees or retirees of American.

      (b) The execution, delivery and performance by American of this Agreement and the Collateral Documents executed or required to be executed by American pursuant hereto and thereto will not involve any prohibited transaction within the meaning of ERISA or Section 5975 of the Code.

      5.11 Inapplicability of Specified Statutes. American is not a "holding
           -------------------------------------
company", or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a person which is in control of a "carrier", as defined in section 11301 of Title 49, U.S.C.

      5.12 Authorized Capital Stock. The authorized and outstanding capital
           ------------------------
stock, Option Securities and Convertible Securities of American, as of March 31, 1996, is as set forth in the American SEC Documents. Since March 31, 1996, American has not issued any shares of capital stock of any class, any Option Securities or any Convertible Securities, except for the issue of American Common Stock pursuant to the exercise of Option Securities outstanding on March 31, 1996 or as otherwise described or contemplated by the American SEC Documents. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. American is not a party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security of American, except as described in the American SEC Documents. To American's knowledge, information and belief, no Person, and no group of Persons acting in concert, owns as much as five percent (5%) of the American Common Stock, and American is not controlled by any other Person, except as set forth in the American SEC Documents. The shares of American Class A Common Stock to be issued pursuant to the Merger will have been, when issued, duly authorized and validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights.

      5.13  Employment Arrangements.
            -----------------------

      (a) Except as described in the American SEC Documents, (i) none of the employees of American is now, or, to American's knowledge, information and belief, since November 1, 1993 has been, represented by any labor union or other employee collective bargaining organization, or are now, or, to American's knowledge, information and belief since November 1, 1993 have been, parties to any labor or other collective bargaining agreement, (ii) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any union or other such organization, and (iii) neither American nor any of its employees is now, or, to American's knowledge, information and belief, since November 1, 1993 has been, subject to or involved in or, to American's knowledge, information and belief, threatened with, any union elections, petitions therefor or other organizational or recruiting activities. American has performed all obligations required to be performed under all Employment Arrangements and is not in breach or violation of or in default or arrears under any of the Material terms, provisions or conditions thereof.

      5.14 Material Agreements. All Material Agreements relating to the
           -------------------
ownership, operation or the conduct of the business of any of the American Stations presently held or used by American or to which American is a party or to which it or any of its property is subject or bound are valid, binding and legally enforceable obligations of American and, to American's knowledge, information and belief, all other parties thereto, and American is validly and lawfully operating its business in all Material respects and owning its property under each of the Material Agreements. American has duly complied with all of the Material terms and conditions of each Material Agreement and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge, information and belief of American, threatened Claim that American has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of American, under any of the Material Agreements. The time brokerage, local marketing and other similar agreements to which American is a party comply in all Material respects with the FCA. The joint sales and other similar agreements to which American is a party do not create attributable interests under the FCA.

      5.15 Ordinary Course of Business. American, from the end of its most
           ---------------------------
recent fiscal quarter to the date hereof, except as may be described in or contemplated by the American SEC Documents, has operated its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice.

      5.16 Broker or Finder. No Person assisted in or brought about the
           ----------------
negotiation of this Agreement or the Merger or the subject matter of either thereof in the capacity of broker, agent or finder or in any similar capacity on behalf of American, other than Morgan Stanley & Co.

Incorporated.

      5.17 Environmental Matters. Except as set forth in the American SEC
           ---------------------
Documents, American:

            (a) to the knowledge, information and belief of American, has not been notified that it is potentially liable under, has not received any request for information or other correspondence concerning its potential liability with respect to any site or facility under, and is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, or any similar state Law;

            (b) has not entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law;

            (c) is not a party in interest or in default under any judgment, order, writ, injunction or decree of any final order issued pursuant to any Environmental Law;

            (d) is, to the knowledge, information and belief of American, in substantial compliance in all Material respects with all Environmental Laws, has, to American's knowledge, information and belief, obtained all Environmental Permits required under Environmental Laws, and is not the subject of or, to American's knowledge, information and belief, threatened with any Legal Action involving a demand for damages or other potential liability, including any Lien, with respect to Material violations or Material breaches of any Environmental Law; and

            (e) has no knowledge of any past or present Event related to any of the property and assets of American which Events, individually or in the aggregate, will interfere with or prevent continued Material compliance with all Environmental Laws, or which, individually or in the aggregate, will form the basis of any Material Claim for the release or threatened release into the environment, of any Hazardous Material.

      5.18 American Financing. American has, or on the Closing Date will have,
            ------------------
sufficient funds to consummate the transactions contemplated by this Agreement and to pay all transaction related fees and expenses.

                                   ARTICLE 6

                                   COVENANTS

      6.1   Access to Information; Confidentiality.
            --------------------------------------

      (a) Each party shall afford to the other party and its accountants, counsel, investment bankers, financial advisors and other agents and representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of its (and its Subsidiaries') properties, books, contracts, commitments and records (including without limitation Tax Returns) and, during such period, shall furnish promptly upon request (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of any Applicable Law (including without limitation the FCA) or filed by it or any of its Subsidiaries with any Authority in connection with the Merger or which may have a Material effect on it or its businesses, operations, properties, prospects, personnel, condition, (financial or other), or results of operations, and (ii) such other information concerning any of the foregoing as American or EZ shall reasonably request. All non-public information furnished pursuant to the provisions of this Agreement, including without limitation this Section, will be kept confidential and shall not, without the prior written consent of the party disclosing such information, be disclosed by the other party in any manner whatsoever, in whole or in part, and shall not be used for any purposes, other than in connection with the Merger. In no event shall either party or any of its Representatives use such information to the detriment of the other party. Each party agrees to reveal such information only to those of its Representatives or other Persons who need to know such information for the purpose of evaluating the Merger, who are informed of the confidential nature of such information and who shall undertake in writing (a copy of which, if requested, will be furnished to the disclosing party) to act in accordance with the terms and conditions of this Agreement.

      (b) Subject to the terms and conditions of Section 6.1(a), each party may disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Merger and shall not retain any copies, extracts or other reproductions in whole or in part of such written material other than one copy thereof which shall be delivered to independent counsel for such party.

      (c) No investigation pursuant to this Section or otherwise shall affect any representation or warranty in this Agreement of either party or any condition to the obligations of the parties hereto.

      6.2   Agreement to Cooperate.
            ----------------------

      (a) Each of the parties hereto shall use reasonable business efforts (x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Merger, and (y) to refrain from taking, or cause to be taken, any action and to refrain from doing or causing to be done, any thing which could impede or impair the consummation of the Merger, subject to any fiduciary obligations of EZ's or American's Board of Directors, including, in all cases, without limitation using its reasonable business efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Merger by all such applicable Authorities, each of which must be obtained or become final in order to satisfy the condition applicable to it set forth in Section 7.1(c), (ii) to obtain all necessary or appropriate waivers, consents and approvals, (iii) to effect all necessary registrations, filings and submissions (including without limitation filings under the Hart-Scott-Rodino Act and all filings necessary for American to own and operate the EZ Stations),
(iv) to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), and (v) to obtain the satisfaction of the conditions specified in Article 7, including without limitation the truth and correctness as of the Closing Date as if made on and as of the Closing Date of the representations and warranties of such party and the performance and satisfaction as of the Closing Date of all agreements and conditions to be performed or satisfied by such party.

      (b) Without limiting the generality of the foregoing, the parties acknowledge and agree that the assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC. Within thirty (30) business days following the date of this Agreement, EZ and American shall file with the FCC appropriate applications for FCC Consents, which applications shall include a request for a temporary waiver of Section

73,3555(a) of the FCC's rules and regulations with respect to American's proposed ownership of radio stations in the Sacramento, California market. The grant of a temporary waiver by the FCC requiring American to file with the FCC, within no less than six (6) months following the Closing Date, one or more assignment or transfer applications proposing divestiture of one or more radio stations in the Sacramento radio market, shall not be deemed a Material Adverse Effect and American agrees to accept an FCC grant of the FCC Consents including such a condition. The parties shall prosecute said applications with all reasonable diligence and otherwise use reasonable business efforts to obtain the grant of FCC Consents to such applications as expeditiously as practicable. If the FCC Consents, or any of them, imposes any condition on either party hereto, such party shall use reasonable business efforts to comply with such condition unless compliance would be unduly burdensome or would have a Material Adverse Effect upon it. If reconsideration or judicial review is sought with respect to any FCC Consent, EZ and American shall oppose such efforts to obtain reconsideration or judicial review (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to the provisions of Section 8.1). The Merger is expressly conditioned upon the grant of the Final Order as to the FCC Consents for the transfer of the FCC Licenses for the EZ Stations without any condition Materially Adverse to American.

      (c) The parties also undertake and agree to file as soon as practicable after the date hereof a Notification and Report Form under the Hart-Scott-Rodino Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of the parties shall
(i) use its reasonable business efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents and (ii) not extend any waiting period under the Hart-Scott-Rodino Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other party hereto.

      (d) The parties shall cooperate with one another in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Merger that are required or permitted to be filed on or before the Closing Date.

      6.3 Public Announcements. Until the Closing, or in the event of
          --------------------
termination of this Agreement, each party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior consent of the other. Notwithstanding the foregoing, the parties acknowledge and agree that they may, without each other's prior consent, issue such press releases or make such public statements as may be required by Applicable Law, in which case, to the extent practicable, they will consult with the other regarding the nature, content and form of such press release or public statement.

      6.4 Notification of Certain Matters. Each party shall give prompt notice
          -------------------------------
to the other, of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate in any respect such that one or more of the conditions of Closing might not be satisfied, or (ii) any covenant, condition or agreement made by it contained in this Agreement not to be complied with or satisfied, or (iii) any change to be made in the EZ Disclosure Schedule or the American Disclosure Schedule, as the case may be, in any respect such that one or more of the conditions of Closing might not be satisfied, and any failure made by it to comply with or satisfy, or be able to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder (or thereunder) in any respect such that one or more of the conditions of Closing might not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      6.5   Stockholder Approval.
            --------------------

      (a) EZ shall promptly submit this Agreement and the Merger for the approval of its stockholders at a special meeting of stockholders and, subject to the fiduciary duties of the Board of Directors of EZ under Applicable Law, and to the receipt of a written opinion from CS First Boston Corporation to the effect that the terms of the Merger are fair to the stockholders of EZ from a financial point of view (which opinion EZ represents and warrants it has received as of the date hereof), shall use its reasonable business efforts to obtain stockholder approval and adoption (the "EZ Stockholder Approval") of this Agreement and the Merger. Such meeting shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. Subject to the fiduciary duties of the Board of Directors of EZ under Applicable Law and the receipt of the written opinion set forth in the preceding sentence, EZ shall, through its Board of Directors, recommend to its stockholders approval of this Agreement and the Merger.

      (b) American shall promptly submit this Agreement and the Merger for the approval of its stockholders at a special meeting of stockholders and, subject to the fiduciary duties of the Board of Directors of American under Applicable Law, and to the receipt of a written opinion from Morgan Stanley & Co. Incorporated to the effect that the terms of the Merger are fair to the stockholders of American from a financial point of view (which opinion American represents and warrants it has received as of the date hereof), shall use its reasonable business efforts to obtain stockholder approval and adoption (the "American Stockholder Approval") of this Agreement and the Merger. Such meeting shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. Subject to the fiduciary duties of the Board of Directors of American under Applicable Law and the receipt of the written opinion set forth in the preceding sentence, American shall, through its Board of Directors, recommend to its stockholders approval of this Agreement and the Merger.

      6.6   Registration Statement and Proxy Statement.
            ------------------------------------------

      (a) American and EZ shall prepare and file with the Commission as soon as is reasonably practicable after the date hereof a joint proxy statement prospectus (the "Joint Proxy Statement/Prospectus") for use in connection with the special meetings of stockholders of American and of EZ and shall use all reasonable business efforts to file a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with the Commission in connection with the Merger for the purpose of registering the shares of American Class A Common Stock to be issued in the Merger and to have the Registration Statement declared effective by the Commission as promptly as practicable. American and EZ shall also take any action required to be taken under Applicable Law in connection with the consummation of the transactions contemplated by this Agreement, including without limitation in the case of American all filings under applicable state blue sky or securities laws in connection with the issuance of American Class A Common Stock. American and EZ shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by either of them in connection with the provisions of this Section.

      (b) Prior to the date of approval of the Merger by their respective stockholders, each of EZ and American shall correct promptly any information provided by it to be used specifically in the Joint Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the Commission and have declared effective or cleared by the Commission any amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement so as to correct such Joint Proxy Statement/Prospectus or Registration Statement and cause it to be disseminated to the stockholders of EZ and American, in each case to the extent required by Applicable Law. Without limiting the generality of the foregoing, EZ and American shall notify each other promptly of the receipt of the comments of the Commission and of any request by the Commission for amendments or supplements to the Joint Proxy Statement/Prospectus and Registration Statement, or for additional information, and shall supply each other with copies of all correspondence between them or their respective representatives, on the one hand, and the Commission or members of its staff, on the other hand, with respect to the Joint Proxy Statement/Prospectus and Registration Statement. If at any time prior to the stockholder meetings of EZ and American any event should occur relating to EZ or American or their respective officers or directors which should be described in an amendment or supplement to the Joint Proxy Statement-Prospectus and Registration Statement, the parties shall promptly inform each other. Whenever any event occurs which should be described in an amendment or a supplement to the Joint Proxy Statement/Prospectus and Registration Statement, EZ and American shall, upon learning of such event, cooperate in promptly preparing, filing and clearing with the Commission and mailing to the stockholders of EZ and American such amendment or supplement; provided, however, that, prior to such mailing, (i) EZ and American shall consult with each other with respect to such amendment or supplement, (ii) shall afford each other reasonable opportunity to comment thereon, and (iii) each such amendment or supplement shall be reasonably satisfactory to the other.

      6.7 Affiliates of EZ. EZ shall, within thirty (30) days after the date of
          ----------------
this Agreement, use its reasonable business efforts to cause each principal executive officer, each director and each other person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of EZ, to deliver to American on or prior to the Effective Time a written agreement (an "Affiliate Agreement"), reasonably satisfactory in form, scope and substance to American, to the effect that such Person will not offer to sell, sell or otherwise dispose of any shares of American Class A Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to American, is exempt from the registration requirements of the Securities Act.

      6.8 Nasdaq Listing. American shall use its reasonable business efforts to
          --------------
effect, at or before the Effective Time, authorization for listing on Nasdaq upon official notice of issuance, of the additional shares of the American Class A Common Stock to be issued pursuant to the Merger.

      6.9   Other Offers; No Solicitation.
            -----------------------------

      (a) If, prior to the approval of the Merger by EZ's stockholders, EZ shall receive a firm, bona fide written proposal or proposals from any Person relating to any Purchase Proposal (as defined in subsection (e) below), and EZ's Board of Directors shall determine in good faith, based upon the advice of independent counsel, and after receiving advice from EZ's financial advisor, that fiduciary obligations under Applicable Law require EZ's Board of Directors to terminate this Agreement and accept the Purchase Proposal (a "Fiduciary Determination"), then EZ may, subject to the provisions of subsection (b) below, terminate this Agreement; provided, however, that (i) EZ shall give its termination notice on or before the later of (A) the 30 Day Date and (B) the day five (5) of the business days after EZ's receipt of the Purchase Proposal, and (ii) upon EZ's notification to American of such termination, EZ shall comply with the provisions of subsection (c) below.

      (b) If EZ receives a Purchase Proposal in accordance with subsection (a) above which EZ's Board of Directors wishes to accept: (i) EZ shall promptly notify American in writing of such Purchase Proposal and of the material terms and conditions thereof; (ii) American shall be entitled, within five (5) days after such notification, to revise its offer to consummate the Merger and to communicate such revised offer in writing to EZ; and (iii) EZ shall consider any such revised offer in connection with its Fiduciary Determination. The rights of American under this subsection (b) shall terminate upon any proper termination of this Agreement under Section 8.1 other than paragraph (f) thereof.

      (c) If EZ terminates this Agreement pursuant to Section 6.9(a) or Section 8.1(g):

            (i) on or before the day thirty (30) days after the date hereof (the "30 Day Date"), or in the event American does not elect to exercise its rights to purchase assets of EZ pursuant to the provisions of paragraph (ii) below, then EZ shall promptly pay American the cash sum of $15,000,000;

            (ii) after the 30 Day Date, then American shall have the right to purchase the assets of all of the EZ Stations in any one of EZ's geographic markets (i.e., one of the markets in which EZ owns (and not subject to a contract for sale ) Stations at the time of such termination) at a purchase price payable in cash equal to the Station Fair Market Value (as defined below) of such Stations as of the date EZ so terminates this Agreement less $10,000,000. The term "Station Fair Market Value" shall mean the fair market value of the EZ Stations which American has elected to purchase as determined by mutual agreement of American and EZ or, in the event they are unable to so agree within thirty (30) days, by arbitration determined by the agreement of two investment bankers knowledgeable in radio station valuations selected one by American and one by EZ. In the event such investment bankers are unable to agree on the Station Fair Market Value within thirty (30) days, they shall appoint a third investment banker, so knowledgeable, or failing agreement on such third investment banker, it shall be appointed by the President of the New York City Chapter of the American Arbitration Association. The decision of the third investment banker however so appointed shall be binding on American and EZ. In the event American shall elect to exercise its rights to so purchase EZ Stations, it shall, within ten (10) days after EZ's termination of this Agreement, notify EZ in writing of such election and identify the EZ Stations it has elected to purchase. Thereafter, American and EZ shall negotiate in good faith an asset purchase agreement with respect to such transaction containing terms and conditions customary in the radio industry for the purchase and sale of radio stations, including without limitation, representations and warranties, covenants, closing conditions and survival of the representations and warranties for a reasonable period of time.

      (d) During the term hereof, EZ shall not, and shall not permit any of its Subsidiaries, any officer or director of EZ or any of its Subsidiaries, or any of its Representatives, directly or indirectly, to solicit or initiate (including by way of furnishing any non-public information concerning EZ's business, properties or assets) discussions, inquiries or proposals or participate in any negotiation for the purpose or with the intention of leading to any proposal concerning any Purchase Proposal for the sale of all or substantially all of EZ's assets (including without limitation the purchase of all or substantially all of the common stock of Professional Broadcasting, Incorporated, a wholly-owned Subsidiary of EZ ("PBI")) or for the purchase of all or substantially all of EZ's equity securities, except for the transactions with American contemplated by this Agreement. Notwithstanding the foregoing restriction on participation (i.e., EZ may not solicit or initiate, as above provided), EZ may furnish information concerning its business, properties or assets, and may engage in negotiations, in connection with a possible Purchase Proposal if the Board of Directors of EZ makes a Fiduciary Determination. In the event that EZ shall determine to provide any information or negotiate as described in this subsection, or shall receive any offer of the type referred to in this subsection, unless the Board of Directors of EZ concludes that such disclosure is inconsistent with its fiduciary duties under Applicable Law, it shall (i) immediately provide American a copy of all information provided to the third party, (ii) inform American that information is to be provided, that negotiations are to take place or that an offer has been received, as the case may be, and (iii) furnish to American the identity of the Person receiving such information or the proponent of such offer, if applicable, and, if any offer has been received, a copy of such offer or, if oral, a description of the material terms thereof.

      (e) The term "Purchase Proposal" shall mean any proposal or offer to acquire all or substantially all of the assets of EZ and its Subsidiaries (including without limitation all or substantially all of the common stock of PBI) or all or substantially all of EZ's equity securities, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof.

      6.10 Option Plans. Prior to the Effective Time, American and EZ shall take such action as may be necessary to cause each unexpired and unexercised EZ Option to be automatically converted at the Effective Time into an Exchanged Option to purchase a number of shares of American Class A Common Stock equal to the product of the number of shares of EZ Common Stock which the holder is entitled to purchase under the EZ Option multiplied by the Exchange Ratio, at a price per share equal to the quotient obtained by dividing (a) the per share option exercise price determined pursuant to the EZ Option less $11.75, by (b) the Exchange Ratio. The Exchanged Options will otherwise have the same terms and conditions as the EZ Option, including acceleration and period of exercise. At the Effective Time, American will execute and deliver to each holder of an Exchanged Option a document evidencing American's assumptions of EZ's obligations under the EZ Option and all references in the stock option agreements to EZ shall be deemed to refer to American. As of the Effective Time, American shall assume all of EZ's obligations with respect to EZ Options as so amended and shall, from and after the Effective Time, have reserved for issuance upon exercise of the EZ Options all shares of American Class A Common Stock covered thereby and, as of the Effective Time, shall, if required, have filed an amendment to its or EZ's Registration Statement on Form S-8 to register the additional shares of American Class A Common Stock subject to Exchanged Options granted in replacement of EZ Options. No fractional shares of American Class A Common Stock will be issued upon the exercise of any Exchanged Option, and instead the exercising holder of such Exchanged Option shall receive cash for any fractional share amounts, in accordance with the provisions of Section 3.2(d).

      6.11 Conduct of Business by American Pending the Merger. Except as
           --------------------------------------------------
otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless EZ shall otherwise agree in writing, American shall, and shall cause its Subsidiaries, to:

            (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice, which includes the acquisition of other radio broadcasting stations and communications towers;

            (b) not (i) amend or propose to amend its Organic Documents in any manner Materially Adverse to the EZ stockholders or (ii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, on the American Common Stock;

            (c) not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, Convertible Securities or Option Securities of American, except to the extent required by the terms thereof, (ii) take or fail to take any action which action or failure to the knowledge of American would cause American, EZ or any of their respective stockholders (except to the extent of the Cash Consideration or the receipt of cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iii) sell or otherwise dispose of any assets or businesses other than sales in the ordinary course of business and other than sales of one or more of the American Stations (x) pursuant to agreements in effect on the date hereof, (y) pursuant to agreements hereafter entered into and accounting for less than twenty percent (20%) of Broadcast Cash Flow of American, or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

            (d) use all reasonable business efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely affect the transactions contemplated by this Agreement;

            (e) confer on a regular and frequent basis with one or more representatives of EZ to report Material operational matters and the general status of ongoing operations; and

            (f) maintain with financially responsible insurance companies insurance on their respective tangible assets and their respective businesses in such amounts and against such risks and losses as are consistent with past practice.

      6.12 Conduct of Business by EZ Pending the Merger. Except as set forth in
           --------------------------------------------
Section 6.12 of the EZ Disclosure Schedule or as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless American shall otherwise agree in writing, EZ shall, and shall cause its Subsidiaries, to:

            (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

            (b) not (i) amend or propose to amend their respective Organic Documents, (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a direct or indirect wholly-owned Subsidiary of EZ;

            (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of EZ Common Stock, Convertible Securities or Option Securities, except that EZ may issue shares upon (i) conversion of Convertible Securities and (ii) exercise of Option Securities outstanding on the date hereof;

            (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or (B) borrowings to refinance existing indebtedness,
      (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, Convertible Securities or Option Securities, (iii) take or fail to take any action which action or failure to the knowledge of EZ would cause American, EZ or any of their respective stockholders (except to the extent of the Cash Consideration or the receipt of cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

            (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

            (f) confer on a regular and frequent basis with one or more representatives of American to report Material operational matters and the general status of ongoing operations;

            (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice or reasonable performance or severance bonuses related to the transactions contemplated by this Agreement; provided, however, that EZ and its Subsidiaries shall in no event enter into any written employment agreement which provides for an annual base salary in excess of $100,000 and has a term in excess of one year or enter into or amend any severance or termination arrangement;

            (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in Applicable Law; and

            (i) maintain with financially responsible insurance companies insurance on their respective tangible assets and their respective businesses in such amounts and against such risks and losses as are consistent with past practice.

      6.13 Control of EZ's Operations. Nothing contained in this Agreement shall
           --------------------------
give to American, directly or indirectly, rights to control or direct EZ's operations prior to the Effective Time. Prior to the Effective Time, EZ shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

      6.14 Control of American's Operations. Nothing contained in this Agreement
           --------------------------------
shall give to EZ, directly or indirectly, rights to control or direct American's operations prior to the Effective Time. Prior to the Effective Time, American shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

      6.15  Directors', Officers' and Employees' Indemnification and Insurance.
            ------------------------------------------------------------------

      (a) From and after the Effective Time, American shall indemnify, defend and hold harmless the present and former officers, directors and employees of EZ (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, or otherwise in connection with any claim, action, suit, proceeding or investigation (as used in this Section, a "claim"), based in whole or in part on the fact that such person is or was a director, officer or employee of EZ and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, in connection with this Agreement, the Merger and the transactions contemplated hereby), in each case to the fullest extent permitted under the DCL (and shall pay any expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DCL, upon receipt from the Indemnified Party to whom expenses are advanced of any undertaking to repay such advances required under the DCL).

      (b) So long as American shall maintain directors' and officers' liability insurance for its then current directors and officers, American shall cause the Surviving Corporation to cause to be maintained in effect for a period of six
(6) years after the Effective Time the current policies of directors' and officers' liability insurance maintained by EZ (provided that American may substitute therefor policies which it is then maintaining for its directors and officers so long as such policies are not materially less advantageous to such directors and officers) with respect to claims arising from facts or events which occurred at or before the Effective Time.

      (c) In the event American or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of American shall assume the obligations set forth in this Section.

      (d) This Section is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on American and its successors and assigns.

      6.16 Employment Agreements. Prior to Closing, any and all officers of EZ
           ---------------------
who are parties to agreements that would provide to them cash compensation upon a change of control (as defined therein) of EZ shall execute amendments and/or waivers of the cash compensation provisions applicable upon such a change of control or upon a voluntary termination of employment by any such employee.

      6.17 Irrevocable Proxies. Simultaneous with the execution hereof, each of
           -------------------
the Persons named therein shall execute and deliver to American an agreement substantially in the form of Exhibit A attached hereto and made a part hereof (the "EZ Voting Agreement"), and each of the Persons named therein shall execute and deliver to EZ an agreement substantially in the form of Exhibit B attached hereto and made a part hereof (the "American Voting Agreement").

      6.18  Tax-Free Treatment of Merger.  Each of the parties shall use its
            ----------------------------
reasonable business efforts to cause the Merger to be treated as a tax-free reorganization for federal income tax purposes.

                                   ARTICLE 7
                                   ---------

                              CLOSING CONDITIONS
                              ------------------

      7.1 Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to effect the Merger shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

            (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of American and EZ under Applicable Law and applicable Nasdaq requirements;

            (b) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable business efforts to have any such injunction, order or decree lifted);

            (c) All authorizations, consents, waivers, orders or approvals required to be obtained from all Authorities, and all filings, submissions, registrations, notices or declarations required to be made by American and EZ with any Authority, prior to the consummation of the Merger, shall have been obtained from, and made with, the FCC and all other required Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure to obtain or make would not, in the reasonable business judgment of each of the parties, have a Material Adverse Effect on American. Without limiting the generality of the foregoing, the FCC shall have issued all necessary consents and approvals in connection with the transactions contemplated by this Agreement, the same shall have become Final Orders, and any conditions precedent to the effectiveness of such Final Orders which are specified therein shall have been satisfied as provided in Section 6.2(b);

            (d) The shares of American Class A Common Stock to be issued in the Merger shall have been approved for listing on Nasdaq, upon official notice of issuance;

            (e) The waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated;

            (f) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the Commission or any state regulatory authorities; and

            (g) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any Authority in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal.

      7.2 Conditions to Obligations of American. The obligation of American to
          -------------------------------------
effect the Merger shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

            (a) All agreements, certificates, opinions and other documents shall be reasonably satisfactory in form, scope and substance to American and its counsel, and American and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where reasonably appropriate to be certified by proper corporate officers;

            (b) EZ shall have furnished American and, at American's request, any bank or other financial institution providing credit to American or any Subsidiary, with favorable opinions, dated the Closing Date of Hunton & Williams, counsel for EZ, and of Koteen & Naftalin, FCC counsel for EZ, in each case, with respect to such matters incident to the Merger, as American or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

            (c) The representations, warranties, covenants and agreements of EZ contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Merger shall be true and correct in all Material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all Material respects as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge, information or belief of EZ or American); each and all of the agreements and conditions to be performed or satisfied by EZ hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all Material respects; and EZ shall have furnished American with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as American or its counsel shall have reasonably requested;

            (d) All authorizations, consents, waivers, modifications, orders or approvals required to be obtained from all Persons (other than Authorities) prior to the consummation of the Merger, including without limitation all Private Authorizations and consents related to Material Agreements of EZ and its Subsidiaries and all modifications of Contractual Obligations reasonably requested by American within ten (10) business days of the date of this Agreement, shall have been obtained, other than such authorizations, consents, waivers, modifications, orders or approvals, the failure of which to obtain would not, individually or in the aggregate, Materially Adversely Affect EZ, without the imposition, individually or in the aggregate, of any condition or requirement which would Materially Adversely Affect EZ;

            (e) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any Material Adverse Change in EZ from that reflected in the most recent EZ Financial Statements, and as of the Closing Date, the FCC Licenses with respect to each of the EZ Stations shall not have been Materially Adversely Affected;

            (f) American shall have received "comfort" letters in customary form from Ernst & Young LLP, certified public accountants for EZ and its Subsidiaries, dated the date of the Joint Proxy Statement/Prospectus, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to American) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, stockholders' equity, net revenues, Broadcast Cash Flow, net income and net income per share;

            (g) American shall have received from its counsel, Sullivan & Worcester LLP, a favorable opinion (dated as of the Closing Date) to the effect that the Merger constitutes a reorganization within the meaning of
      Section 368 of the Code and that, as a consequence, American and its stockholders will not recognize any gain or loss for federal income tax purposes as a result of consummation of the Merger, and in connection with such opinion, EZ and each of its stockholders owning five percent (5%) or more of the EZ Common Stock shall have furnished to American and such counsel such representations, warranties, covenants and agreements as such counsel shall have reasonably requested in order to enable them to render such opinion;

            (h) The employment agreements between EZ and each of Arthur Kellar and Alan Box shall have been amended on terms reasonably satisfactory to American;

            (i) Arthur Kellar and Alan Box shall have executed and delivered to American a stockholder agreement (the "Stockholder Agreement"), in form, scope and substance reasonably satisfactory to American, pursuant to which such persons jointly shall have the right to nominate two (2) persons to the Board of Directors of American so long as they collectively continue to hold (i) more than fifty percent (50%) of the American Class A Common Stock received by them pursuant to consummation of the Merger and (ii) shares of American Class A Common Stock representing not less than 4.5% of the number of shares of American Common Stock outstanding on a pro forma fully diluted basis (i.e., giving effect to the conversion of all Convertible Securities and the exercise of all Option Securities at the time outstanding). The Stockholder Agreement shall also provide that so long as Arthur Kellar and Alan Box continue to own collectively shares of American Class A Common Stock satisfying one but not both of the requirements of clauses (i) and (ii) of the preceding sentence they shall jointly be entitled to nominate one (1) person to the Board of Directors of American, and if they cease to own collectively a sufficient number of shares of American Class A common Stock to satisfy either of such requirements they shall no longer have any right to nominate a director. The Stockholder Agreement shall permit Arthur Kellar and Alan Box to transfer the stock subject to such Agreement to their immediate family members or a trust for the benefit of such Persons, and the holdings of such Persons (of such transferred stock) shall be included in the determination of whether the requirements of clauses (i) and (ii) of the first sentence of this paragraph are satisfied. The Stockholder Agreement shall also provide that any nominee other than Arthur Kellar or Alan Box shall be reasonably acceptable to the Board of Directors of American;

            (j) Each of the persons referred to in Section 6.7 shall have executed and delivered to American an Affiliate Agreement; and

            (k) The FCC shall not have released on or before the Closing Date any ruling, order or other pronouncement Materially Adverse to the interests of EZ or American in the comparative renewal proceedings pending before the FCC in M M Docket No. 93-18 (the "WBZZ Renewal Proceedings") or, if the WBZZ Renewal Proceedings are still pending, arrangements shall have been made, reasonably satisfactory to American, pursuant to which (i) EZ's renewal expectations with respect to WBZZ(FM) shall be preserved, (ii) during the period when such renewal is pending the Entity holding the FCC License with respect to WBZZ(FM) shall enter into a local marketing agreement with American with respect to WBZZ(FM), and (iii) American shall have the right to acquire such FCC License and related assets with respect to WBZZ(FM) upon such license renewal. American agrees that any such arrangements must be reasonably satisfactory to the Entity holding such FCC License.

      7.3 Conditions to Obligations of EZ. The obligation of EZ to effect the
          -------------------------------
Merger shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

            (a) All agreements, certificates, opinions and other documents delivered by American shall be reasonably satisfactory in form, scope and substance to EZ and its counsel, and EZ and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where reasonably appropriate to be certified by proper corporate officers;

            (b) American shall have furnished EZ and, at EZ's request, any bank or other financial institution providing credit to EZ or any Subsidiary, with favorable opinions, dated the Closing Date of Sullivan & Worcester LLP, counsel for American, and of Dow, Lohnes & Albertson, FCC counsel for American, in each case, with respect to such matters incident to the Merger, as EZ or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

            (c) The representations, warranties, covenants and agreements of American contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Merger shall be true and correct in all Material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all Material respects as of such date on the Closing Date (including without limitation, giving effect to any later obtained knowledge, information or belief of American or EZ); each and all of the agreements and conditions to be performed or satisfied by American hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all Material respects; and American shall have furnished EZ with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as EZ or its counsel shall have reasonably requested;

            (d) All authorizations, consents, waivers, modifications orders or approvals required to be obtained from all Persons (other than Authorities) prior to the consummation of the Merger, including without limitation all Private Authorizations and consents related to Material Agreements of American and its Subsidiaries and all modifications of Contractual Obligations reasonably requested by EZ within ten (10) business days of the date of this Agreement, shall have been obtained, other than such authorizations, consents, waivers, modifications, orders or approvals, the failure of which to obtain would not, individually or in the aggregate, Materially Adversely Affect American, without the imposition, individually or in the aggregate, of any condition or requirement which would Materially Adversely Affect American;

            (e) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any Material Adverse Change in American from that reflected in the most recent American Financial Statements, and as of the Closing Date, the FCC Licenses with respect to each of the American Stations shall not have been Materially Adversely Affected;

            (f) EZ shall have received "comfort" letters in customary form from Deloitte & Touche LLP, certified public accountants for American and its Subsidiaries, dated the date of the Joint Proxy Statement/Prospectus, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to EZ) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, stockholders' equity, net revenues, Broadcast Cash Flow, net income and net income per share;

            (g) American shall have executed and delivered to each of the Persons executing an Affiliate Agreement, a registration rights agreement in the form heretofore executed and delivered by American and certain of its stockholders and permitting each of such Persons to become a party thereto;

            (h) EZ shall have received from its counsel, Hunton & Williams, a favorable opinion (dated as of the Closing Date) to the effect that the Merger constitutes a reorganization within the meaning of Section 368 of the Code and that, as a consequence, EZ and its stockholders will not recognize any gain or loss for federal income tax purposes as a result of consummation of the Merger, except that gain will be recognized to the extent of the Cash Consideration and gain or loss will be recognized with respect to cash received in lieu of fractional shares or with respect to Dissenting Shares, and in connection with such opinion, American and each of its stockholders owning five percent (5%) or more of the American Common Stock shall have furnished to EZ and such counsel such representations, warranties, covenants and agreements as such counsel shall have reasonably requested in order to enable them to render such opinion;

            (i) American shall have executed and delivered to EZ the Stockholder Agreement, in form, scope and substance reasonably satisfactory to EZ, and any individuals nominated as directors of American pursuant to the provisions thereof shall have been elected, subject to consummation of the Merger, directors of American;

            (j) Each of the individuals listed in Section 7.3(j) of the EZ Disclosure Schedule shall have been elected, subject to consummation of the Merger, to the positions as officers of American set forth opposite his or her name in such Section; and

            (k) The employment agreements between EZ and each of Arthur Kellar and Alan Box shall have been amended on terms reasonably satisfactory to each of them.

                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER

      8.1 Termination. This Agreement may be terminated at any time prior to the
          -----------
Closing Date, whether before or after approval by the stockholders of American and EZ:

            (a)   by mutual consent of EZ and American; or

            (b) by either American or EZ if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Merger shall have become final and nonappealable, unless the party seeking such injunction, decree or judgment was the terminating party or any Affiliate thereof; or

            (c) by either American or EZ if the American Stockholder Approval or the EZ Stockholder Approval is not obtained, so long as the terminating party is not in Material breach of this Agreement and none of its representations and warranties shall have been or become and continue to be untrue in any Material respect; or

            (d) by EZ in the event (i) EZ is not in Material breach of this Agreement and none of its representations or warranties shall have been or become and continue to be untrue in any Material respect, and (ii) either
      (A) the Merger has not been consummated prior to the Termination Date and American is in Material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any Material respect, or (B) such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Merger by or beyond the Termination Date; or

            (e) by American in the event (i) American is not in Material breach of this Agreement and none of its representations or warranties shall have been or become and continue to be untrue in any Material respect, and (ii) either (A) the Merger has not been consummated prior to the Termination Date and EZ is in Material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any Material respect, or (B) such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Merger by or beyond the Termination Date; or

            (f) by EZ pursuant to and in compliance with the provisions of
      Section 6.9; or

            (g) by EZ, if the opinion letter that EZ received from CS First Boston Corporation, to the effect that the Merger is fair, from a financial point of view, to EZ's stockholders, shall have been withdrawn prior to the receipt of the EZ Stockholder Approval; or

            (h) by American, if the opinion letter that American received from Morgan Stanley & Co. Incorporated, to the effect that the Merger is fair, from a financial point of view, to American, shall have been withdrawn prior to the receipt of the American Stockholder Approval.

The term "Termination Date" shall mean September 30, 1997 or such other date as the parties may, from time to time, mutually agree.

      The right of American or EZ to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either party, any Person controlling any such party or any of their respective Representatives, whether prior to or after the execution of this Agreement.

      8.2   Effect of Termination.
            ---------------------

      (a) Except as provided in Sections 6.1, 6.3, 6.9 and 9.3 and this Section, in the event of the termination of this Agreement pursuant to Section 8.1, or in the event the Merger shall not have become effective prior to the end of business on the day prior to the Termination Date, this Agreement shall forthwith become void, there shall be no liability on the part of either party, or any of their respective stockholders, officers or directors, to the other and all rights and obligations of each party shall cease; provided, however, that such termination shall not relieve either party from liability for any misrepresentation or breach of any of its warranties, covenants or agreements set forth in this Agreement.

      (b) In the event this Agreement is terminated by (i) EZ pursuant to the provisions of Section 8.1(d), or (ii) American pursuant to the provisions of
Section 8.1(e), then the terminating party shall be entitled to liquidated damages in the amount of $15,000,000, together with the reasonable fees and expenses of the terminating party incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation, fees and expenses of its investment bankers, counsel, accountants, banks and other lenders and other consultants and agents, it being agreed that such amount shall constitute full payment for any and all damages suffered by the terminating party by reason of other party's failure to consummate the Merger.

In the event this Agreement is terminated by American pursuant to Section 8.1(h), then EZ shall be entitled to liquidated damages in the amount of $15,000,000. American and EZ agree in advance that actual damages would be difficult to ascertain and that $15,000,000, to the extent applicable, together with such reasonable fees and expenses of the terminating party or EZ, as the case may be, and rights of American set forth in Section 6.9(c) are a fair and equitable amount to reimburse EZ or American, as the case may be, for damages sustained due to American's or EZ's failure to consummate the Merger for the reasons specified in this Section 8.2(b). In the event this Agreement is terminated by EZ pursuant to Section 8.1(g), then American shall be entitled to its rights set forth in Section 6.9(c). Notwithstanding the foregoing, each party shall have the right to seek specific performance of this Agreement pursuant to the provisions of Section 9.5, and, if such breach relates to the provisions of Section 6.9, to the extent applicable, American shall have the rights set forth in that Section.

      (c) In the event this Agreement is terminated (i) by the parties pursuant to the provisions of Section 8.1(a) or (ii) by EZ or American pursuant to the provision of Section 8.1 (b) or Section 8.1(c) (other than a termination under 8.1(c) resulting from a failure of EZ to obtain the EZ Stockholder Approval, which failure was caused by a withdrawal by CS First Boston of its opinion letter to EZ referenced in Sections 6.5(a) and 8.1(g)), except as provided in Sections 8.2(a) and 8.2(b), neither of the parties shall have any further rights or remedies.

                                  ARTICLE 9

                              GENERAL PROVISIONS

      9.1 Amendment. This Agreement may be amended from time to time by the
          ---------
parties hereto at any time prior to the Closing Date but only by an instrument in writing signed by the parties hereto and, after stockholder approval, subject to Applicable Law.

      9.2 Waiver. At any time prior to the Closing Date, except to the extent
          ------
not permitted by Applicable Law, American or EZ may extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the provisions of Section 8.1, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      9.3 Fees, Expenses and Other Payments. All costs and expenses incurred in
          ---------------------------------
connection with any filing fees (including without limitation Hart-Scott-Rodino Act filings and FCC filing fees), transfer Taxes, sales Taxes, document stamps or other charges levied by any Authority in connection with this Agreement and the Merger shall be borne equally by American and EZ. All other costs and expenses incurred in connection with this Agreement, the Merger, and in compliance with Applicable Law and Contractual Obligations as a consequence hereof and thereof, including without limitation, fees and disbursements of counsel, financial advisors and accountants incurred by the parties hereto, shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses").

      9.4 Notices. All notices and other communications which by any provision
          -------
of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, postage prepaid, or by recognized courier service, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid, or by recognized courier service) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if, other than an individual, shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

      (a)   If to American:

            116 Huntington Avenue
            Boston, Massachusetts 02116

            Attention:   Steven B. Dodge, President and Chief Executive Officer
            Telecopier No.:  (617) 375-7575

            with a copy to:

            Sullivan & Worcester LLP
            One Post Office Square
            Boston, Massachusetts 02109

            Attention:  Norman A. Bikales, Esq.
            Telecopier No.:  (617) 338-2880

      (b)   If to EZ:

            10800 Main Street
            Fairfax, Virginia 22030

            Attention: Alan Box, Chief Executive Officer
            Telecopier No.: (703) 934-1200
            with a copy to:

            Hunton & Williams
            1751 Pinnacle Drive
            Suite 1700
            McLean, Virginia  22102

            Attention: Joseph W. Conroy, Esq.
            Telecopier No.:  (703) 714-7410

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

      9.5 Specific Performance; Other Rights and Remedies. Each party recognizes
          -----------------------------------------------
and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, including without limitation, Section 6.9, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Article 8, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it under Applicable Law or pursuant to the provisions of, and subject to the limitations contained in, this Agreement for such breach or threatened breach.

      9.6 Non-Survival of Representations and Warranties. None of the
          ----------------------------------------------
representations and warranties in this Agreement shall survive the Merger, and after effectiveness of the Merger neither American, EZ or their respective officers or directors shall have any further obligation with respect thereto.

      9.7 Severability. If any term or provision of this Agreement shall be held
          ------------
or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to Affect Materially and Adversely either party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Merger is fulfilled and consummated to the maximum extent possible.

      9.8 Counterparts. This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

      9.9   Section Headings.  The headings contained in this Agreement are for
            ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      9.10 Governing Law. The validity, interpretation, construction and
           -------------
performance of this Agreement shall be governed by, and construed in accordance with, the Applicable Laws of the United States of America and the laws of the State of New York applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction, except to the extent the corporate laws of the State of Delaware or the Commonwealth of Virginia are applicable. Anything in this Agreement to the contrary notwithstanding, in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action.

      9.11 Further Acts. Each party agrees that at any time, and from time to
           ------------
time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as the other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

      9.12 Entire Agreement. This Agreement (together with the Disclosure
           ----------------
Schedules and the other Collateral Documents delivered in connection herewith) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof.

      9.13 Assignment. This Agreement shall not be assignable by either party
           ----------
and any such assignment shall be null and void, except that it shall inure to the benefit of and be binding upon any successor to each party by operation of Law, including by way of merger, consolidation or sale of all or substantially all of its assets, and each party may assign its rights and remedies hereunder to any bank or other financial institution which has loaned funds or otherwise extended credit to it.

      9.14 Parties in Interest. This Agreement shall be binding upon and inure
           -------------------
solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Sections 6.15 and 9.13.

      9.15 Mutual Drafting. This Agreement is the result of the joint efforts of
           ---------------
American and EZ, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against either party based on any presumption of that party's involvement in the drafting thereof.











                           [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, American and EZ have caused this Agreement and Plan of Merger to be executed, pursuant to the authority and approval of each of their respective Boards of Directors, as of the date first written above by their respective officers thereunto duly authorized.

                              American Radio Systems Corporation

                              By:  /s/ Steven B. Dodge
                                  ---------------------------------
                                  Name:  Steven B. Dodge
                                  Title: President, Chief Executive Officer
                                         and Chairman

                              EZ Communications, Inc.

                              By:  /s/ Arthur Kellar
                                  ---------------------------------
                                  Name:  Arthur Kellar
                                  Title: Chairman

                                                                    APPENDIX A

                                  DEFINITIONS

      As used in this Agreement, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in either Disclosure Schedule, and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof," "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular section, and references to "this Section" of "this Article" are intended to refer to the entire section or article and not a particular subsection thereof.

      Adverse, Adversely, when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") shall mean any Event that is reasonably likely, in the reasonable business judgment of American or EZ, as the case may be, to be expected to (a) adversely affect the validity or enforceability of this Agreement or the likelihood of consummation of the Merger, or (b) adversely affect the business, operations, management, properties or prospects, or the condition, financial or other, or results of operation of the EZ Stations or the American Stations (or, in the event that the acquisition of any radio station is consummated prior to the Effective Time in accordance with the terms of this Agreement, the Station so acquired pursuant to such transaction), as the case may be, or (c) impair EZ's or American's, as the case may be, ability to fulfill its obligations under the terms of this Agreement, or
(d) adversely affect the aggregate rights and remedies of American or EZ, as the case may be, under this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, any Event affecting the radio broadcasting industry generally shall not be deemed to constitute an Adverse Change, have an Adverse Effect or to Adversely Affect the Stations, American or EZ, as applicable.

      Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

      Affiliate Agreement shall have the meaning given to it in Section 6.7.

      Agreement shall have the meaning given to it in the first "Whereas" paragraph and shall include any amendments executed and delivered by the parties pursuant to the provisions of Section 9.1.

      American shall have the meaning given to it in the Preamble.

      American Brokered Stations shall mean the radio broadcast stations which American has the right to acquire but which as of the date of this Agreement it is operating pursuant to time brokerage, local marketing or other similar Agreements.

      American Class A Common Stock shall have the meaning given to it in
Section 3.1(c).

      American Common Stock shall have the meaning given to it in Section
3.1(b).

      American Disclosure Schedule shall mean the American Disclosure Schedule, if any, delivered by American to EZ.

      American Financial Statements shall have the meaning given to it in
Section 5.2.

      American SEC Documents shall have the meaning given to it in Section 5.2.

      American Stations means the radio broadcast stations owned by American, or which it has the right to acquire (and acquires prior to the Closing Date but only from and after such acquisition) as of the date of this Agreement; provided, however, that American Stations shall not include any American Station disposed of by American subsequent to the date of this Agreement not in violation of the provisions of this Agreement; further, provided, that the term American Stations shall include American Brokered Stations if the context so requires.

      American Stockholder Approval shall have the meaning given to it in
Section 6.5(b).

      American 10-K shall have the meaning given to it in Section 5.2.

      American Voting Agreement shall have the meaning given to it in Section 6.17.

      American's knowledge (including the term "to the knowledge, information and belief of American") means the knowledge of any American director or executive officer, and that such director or executive officer, after reasonable inquiry of appropriate American executives and reasonable review of appropriate American records, to the extent customary in connection with transactions such as the Merger, shall have reason to believe and shall believe that the subject representation or warranty is true and accurate as stated.

      Antitrust Division shall have the meaning given to it in Section 6.2(c).

      Applicable Law shall mean, with respect to any Person, any Law of any Authority, whether domestic or foreign, including without limitation all federal and state securities and Environmental Laws, to which such Person is subject or by which it or any of its business or operations is subject or any of its property or assets is bound.

      Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

      Benefit Arrangement shall mean, with respect to any Person, any material benefit arrangement that is not a Plan, including (a) any employment or consulting agreement, (b) any arrangement providing for insurance coverage or workers' compensation benefits, (c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, and (f) any deferred compensation plan, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership, operation or conduct of the business of any of the Stations of such Person.

      Broadcast Cash Flow shall mean, with respect to any Person, the excess, if any, of the net revenues (exclusive of trade or barter items) over operating expenses (exclusive of trade or barter items and corporate overhead) of such Person and its Subsidiaries taken as a whole.

      Cash Consideration shall have the meaning given to it in Section 3.1(c).

      Certificates shall have the meaning given to it in Section 3.2(b).

      Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

      Closing shall have the meaning given to it in Section 2.2.

      Closing Date shall have the meaning given to it in Section 2.2.

      COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

      Code shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

      Collateral Document shall mean any agreement, certificate, contract, instrument, notice, opinion or other document delivered pursuant to the provisions of this Agreement, including without limitation, the registration rights agreement required to be delivered by American pursuant to the provisions of Section 7.3(h), the Stockholder Agreement, the EZ Voting Agreement, the American Voting Agreement and the Affiliate Agreement.

      Commission or SEC shall mean the Securities and Exchange Commission and shall include any successor Authority.

      Common Stock Consideration shall have the meaning given to it in Section 3.1(c).

      Contract, Contractual Obligation shall mean, with respect to any Person, any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability which involves the ownership, operation or conduct of the business of any of the Stations of such Person.

      Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

      Convertible Securities shall mean any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for shares of common stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

      DCL shall have the meaning given to it in Section 2.1.

      Disclosure Schedule shall mean the American Disclosure Schedule, if any, or the EZ Disclosure Schedule, as the case may be.

      Dissenting Shares shall have the meaning given to it in Section 3.4(a).

      Effective Time shall have the meaning given to it in Section 2.3.

      Employment Arrangement shall mean, with respect to any Person, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty
(30) days without liability, penalty or payment of any kind by such Person or any Affiliate), providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership, operation or conduct of the business of any of the Stations of such Person; provided, however, that none of the foregoing shall be deemed to include any Plan, Benefit Arrangement, or Option Security.

      Encumber shall mean to suffer, accept, agree to or permit the imposition of a Lien.

      Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

      Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, including without limitation, Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other chemicals or industrial pollutants, substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation of mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous federal, state, local or foreign Laws, and the rules and regulations promulgated thereunder, all as from time to time in effect, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

      Environmental Permit shall mean, with respect to any Person, any Governmental Authorization required by or pursuant to any Environmental Law.

      ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

      ERISA Affiliate shall mean any Person that is treated as a single employer with EZ or American, as the case may be, under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

      Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

      Exchange Act shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

      Exchange Agent shall have the meaning given to it in Section 3.2(a).

      Exchange Agent Agreement shall have the meaning given to it in Section 3.2(a).

      Exchange Ratio shall have the meaning given to it in Section 3.1(c).

      Exchanged Options shall have the meaning given to it in Section 3.1(e).

      EZ shall have the meaning given to it in the Preamble.

      EZ Brokered Stations shall mean the radio broadcast stations which EZ has the right to acquire, but which as of the date of this Agreement it is operating pursuant to time brokerage, local marketing or other similar Agreements.

      EZ Common Stock shall have the meaning given to it in Section 3.1(c).

      EZ Disclosure Schedule shall mean the EZ Disclosure Schedule dated as of the date of this Agreement delivered by EZ to American simultaneously with the execution and delivery of this Agreement, it being understood that disclosure of information in any part thereof shall be deemed to apply to each reference to the EZ Disclosure Schedule, whether or not the particular or applicable section herein is actually referenced.

      EZ Financial Statements shall have the meaning given to it in Section 4.2.

      EZ Options shall have the meaning given to it in Section 3.1(e).

      EZ SEC Documents shall have the meaning given to it in Section 4.2.

      EZ Stations means the radio broadcast stations owned by EZ, or which it has the right to acquire (and acquires prior to the Closing Date but only from and after such acquisition) as of the date of this Agreement; provided, however, that EZ Stations shall not include any EZ Station disposed of by EZ subsequent to the date of this Agreement not in violation of the provisions of this Agreement; further, provided, that EZ Stations shall include EZ Brokered Stations if the context so requires.

      EZ Stockholder Approval shall have the meaning given to it in Section 6.5(a).

      EZ 10-K shall have the meaning given to it in Section 4.2.

      EZ Voting Agreement shall have the meaning given to it in Section 6.17.

      EZ's knowledge (including the term "to the knowledge, information and belief of EZ") means the knowledge of any EZ officer or director, and that such Person, after reasonable inquiry of appropriate executives of EZ and reasonable review of appropriate EZ records, to the extent customary in transactions such as the Merger, shall have reason to believe and shall believe that the subject representation or warranty is true and accurate as stated.

      FCA shall mean the Communication Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

      FCC shall mean the Federal Communications Commission and shall include any successor Authority.

      FCC Consents shall mean the actions of the FCC granting its consents to the transfer of the FCC Licenses relating to the EZ Stations to American and to any possible change in control of American or EZ.

      FCC Licenses shall mean all Governmental Authorizations issued by the FCC to American or its Subsidiaries in connection with the ownership, operation and conduct of the business of the EZ Stations.

      Fiduciary Determinations shall have the meaning given to it in Section 6.9(a).

      Final Order shall mean, with respect to any Authority, including without limitation the FCC, a consent or approval with respect to which no appeal, no stay, no petition or application for rehearing, reconsideration, review or stay, whether on motion of the applicable Authority or other Person or otherwise, and no other Legal Action contesting such consent or approval, is in effect or pending and as to which the time or deadline for filing any such appeal, petition or application or other Legal Action has expired or, if filed, has been denied, dismissed or withdrawn, and the time or deadline for instituting any further Legal Action has expired.

      FTC shall have the meaning given to it in Section 6.2(c).

      GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

      Governmental Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities, including the FCC Licenses, issued by the FCC, the Federal Aviation Administration and any other Authority in connection with the conduct of business or operations of any of the Stations.

      Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

      Hart-Scott-Rodino Act shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

      Hazardous Materials shall mean and include any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law; or (b) that is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; or (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Authority or subject to any Environmental Law; or (d) the presence of which on the real property owned or leased by a Person causes or threatens to cause a nuisance upon any such real property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any such real property; or (e) the presence of which on adjacent properties could constitute a trespass by such Person; or (f) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or any by-products or fractions thereof, natural gas, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon or other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, lead, asbestos or asbestos-containing materials ("ACM"), or urea formaldehyde foam insulation.

      Joint Proxy Statement/Prospectus shall have the meaning given to it in
Section 6.6(a).

      Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law, including, in all cases, without limitation any particular section, part or provision thereof.

      Leases shall mean any lease of property, whether real, personal or mixed and all amendments thereto.

      Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

      Lien shall mean any of the following: mortgage; lien (statutory or other), or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar rights; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

      Material, Materially or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

      Material Agreement shall mean, with respect to any Person, any Contractual Obligation which (a) was not entered into in the ordinary course of business,
(b) was entered into in the ordinary course of business which (i) involved the purchase, sale or lease of goods or materials, or purchase of services, aggregating more than $500,000 during any of the last three fiscal years of such Person, (ii) extends for more than three (3) months, or (iii) is not terminable on thirty (30) days or less notice without penalty or other payment, (c) involves indebtedness for money borrowed, (d) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, or (e) accounted for more than three percent (3%) of the revenues of the American Stations or the EZ Stations, as the case may be, in any of the last three fiscal years of such Person or is likely to account for more than three percent (3%) of revenues of the American Stations or the EZ Stations, as the case may be, during the current fiscal year of such Person.

      Merger shall have the meaning given to it in the first "Whereas" paragraph.

      Merger Consideration shall have the meaning given to it in Section 3.1(c).

      Multiemployer Plan shall mean a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

      Nasdaq shall have the meaning given to it in Section 3.2(d).

      Option Securities shall mean all rights, options, calls, contracts, agreements, warrants, understandings, restrictions, arrangements or commitments, including without limitation, any rights plan or other anti-takeover agreement or arrangement, evidencing the right to subscribe for, purchase or otherwise acquire shares of capital stock or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

      Organic Document shall mean, with respect to a Person which is a corporation, its charter, its by-laws and all stockholder agreements, voting trusts and similar arrangements applicable to any of its capital stock and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

      PBGC shall mean the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

      Permitted Investments shall have the meaning given to it in Section
3.2(a).

      Permitted Liens shall mean (a) Liens for current Taxes not yet due and payable, and (b) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, substantial in character, amount or extent and do not Materially detract from the value, or Materially interfere with the present use, of the property subject thereto or affected thereby, or otherwise Materially impair the business or operations of the EZ Stations or the American Stations, as the case may be.

      Person shall mean any natural individual or any Entity.

      Plan shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the assets or the conduct of the business of any of the Stations of such Person.

      Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to copyrights, computer software programs, patents, service marks, trademarks, trade names, technology and know-how.

      Purchase Proposal shall have the meaning given to it in Section 6.9(e).

      Registration Statement shall have the meaning given to it in Section
6.6(a).

      Regulations shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

      Representatives shall have the meaning given to it in Section 6.1(a).

      Securities Act shall mean the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

      Station Fair Market Value shall have the meaning given it in Section 6.9(c)(ii).

      Stations shall mean, collectively, the EZ Stations and the American Stations.

      Stockholder Agreement shall have the meaning given to it in Section
7.2(i).

      Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

      Surviving Corporation shall have the meaning given to it in Section 2.1.

      Tax (and "Taxable," which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to tax or additional amounts imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) of this definition, and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

      Tax Claim shall mean any Claim which relates to Taxes.

      Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

      Taxing Authority shall mean any Authority responsible for the imposition of any Tax.

      Termination Date shall have the meaning given to it in Section 8.1.

      30 Day Date shall have the meaning given to it in Section 6.9(c)(i).

      VCA shall have the meaning given to it in Section 2.1.

      WBZZ Renewal Proceedings shall have the meaning given to it in Section 7.2(k).